Exhibit 10.3

AGREEMENT OF SALE AND PURCHASE

BETWEEN
HINES GLOBAL REIT CAMPUS PLAYA VISTA LP,
a Delaware limited partnership

as Seller
AND

HART CAMPUS PLAYA VISTA LLC,
a Delaware limited liability company

as Purchaser

pertaining to

12015, 12025, 12035 and 12045 Waterfront Drive, Los Angeles, CA
EXECUTED EFFECTIVE AS OF

October 2, 2018

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is entered into and effective for all purposes as of October 2, 2018 (the “Effective Date”), by and between HINES GLOBAL REIT CAMPUS PLAYA VISTA LP, a Delaware limited partnership (“Seller”), and HART CAMPUS PLAYA VISTA LLC, a Delaware limited liability company (“Purchaser”).
In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
“Acceptable Estoppel Certificates” has the meaning ascribed to such term in Section 7.2.
“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” has the meaning ascribed to such term in the opening paragraph.
“Arbiter” has the meaning ascribed to such term in Section 10.9(d).
“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Purchaser, Seller, the Real Property, the Improvements, or any portion thereof, including, without limitation, the California Regional Water Quality Control Board.
“Authorized Qualifications” has the meaning ascribed to such term in Section 10.8.
“Blocked Person” has the meaning ascribed to such term in Section 7.3.
“Broker” has the meaning ascribed to such term in Section 11.1.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in Houston, Texas or Los Angeles, California. In the event that any date or any period provided for in this Agreement shall end on a day other than a Business Day, the applicable date shall be, or the period shall end on, the next Business Day.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.
“Certifying Party” has the meaning ascribed to such term in Section 4.6.
“Claim Dispute” has the meaning ascribed to such term in Section 10.9(c).
“Claims” has the meaning ascribed to such term in Section 5.6(a).
“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.

“Closing Date” means the date on which the Closing occurs, which date shall be the date that is thirty (30) days after the Contingency Date, or such earlier or later date to which Purchaser and Seller may hereafter agree in writing or which may otherwise be determined in accordance with the provisions of this Agreement. Purchaser shall have no right to extend the Closing Date except as otherwise specifically provided herein.
“Closing Documents” has the meaning ascribed to such term in Section 16.1.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth in Sections 3.3, 3.4(b), 4.5, 4.7, 5.2(b), 5.2(d), 5.3, 5.5, 5.6, 7.3, 8.1 (subject to Section 16.1), 8.2, 10.4 (subject to the limitations therein), 10.6, 10.7, 10.9, 11.1, 12.1, 13.3, 15.1, 16.1, 17.2, 17.7, 17.8, 17.10, 17.11, 17.14, 17.15 and 17.16.
“Closing Time” has the meaning ascribed to such term in Section 10.4(a).
“Code” means the Internal Revenue Code of 1986, as amended.
“Condition Subsequent” has the meaning ascribed to such term in Section 2 of the Fifth Amendment to the USC Lease.
“Condition Subsequent Deadline” has the meaning ascribed to such term in Section 2 of the Fifth Amendment to USC Lease, as the same may be extended in accordance with Section 2 of the Fifth Amendment to the USC Lease to no later than November 15, 2019.
“Contingency Date” means October 12, 2018.
“Contingent Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Current Tax Period” means the fiscal year of the applicable taxing authority during which the Closing occurs.

“Declaration” means the Amended and Restated Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for The Campus at Playa Vista recorded June 8, 2006 as Instrument No. 061258435, as the same has been or may be amended from time to time.
“Deed” has the meaning ascribed to such term in Section 10.3(a).
“Delinquent” has the meaning ascribed to such term in Section 10.4(b).
“Deposit Time” means 12:01 p.m. Central Time on the Closing Date.
“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Due Diligence Items” has the meaning ascribed to such term in Section 5.4.
“Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1.
“Escrow Funds” has the meaning ascribed to such term in Section 10.9(c).
“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Environmental Laws” means all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, court decisions, ordinances and regulations, now or hereafter in force and effect and as amended from time to time, issued by any Authorities in any way relating to or regulating human health, safety, industrial hygiene or environmental conditions, or the protection of the environment or pollution or contamination of the air (whether indoor or outdoor), soil gas, soil, surface water or groundwater, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Solid Waste Disposal Act, the Clean Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Endangered Species Act, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code § 25249.5 et seq.), the California Toxic Mold Protection Act (California Health and Safety Code §  26100 et seq.), the Hazardous Substance Account Act (California Health and Safety Code Section 25300 et seq.), the Hazardous Waste Control Law (California Health and Safety Code Section 25100 et seq.), the Medical Waste Management Act (California Health and Safety Code Section 25015 et seq.), and the Porter Cologne Water Quality Control Act (California Water Code Section 13000 et seq.), and any and all other comparable state and local equivalents.
“Environmental Termination Notice” has the meaning ascribed to such term in Section 5.4.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Instructions” has the meaning ascribed to such term in Section 4.3.
“Executive Order” has the meaning ascribed to such term in Section 7.3.
“Fifth Amendment to the USC Lease” means that certain Fifth Amendment to Lease dated as of May 14, 2018, by and between Seller, as landlord, and USC, as tenant, which amends that certain Tenant Lease (as further described in the Fifth Amendment to USC Lease) pursuant to which USC leases a portion of the Property.
“Final Damage” has the meaning ascribed to such term in Section 10.9(d).
“Form 593” has the meaning ascribed to such term in Section 10.3(k).
“Final Proration Date” has the meaning ascribed to such term in Section 10.4(a).
“Gap Notice” has the meaning ascribed to such term in Section 6.2(b).
“General Conveyance” has the meaning ascribed to such term in Section 10.3(b).
“Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Seller or Seller’s use and operation of the Real Property or the Improvements or any portion thereof.
“Hazardous Substances” means any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant, effluent, emission, or contaminant, or words of similar import, in any of the Environmental Laws, and includes (a) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, radon gas, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based or lead-containing paint, mold, fungi or bacterial matter, polychlorinated biphenyls (PCBs), radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity, asbestos, asbestos-containing material, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing PCBs, and (b) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, phosphates, or chlorine.
“Immaterial Events” has the meaning ascribed to such term in Section 10.8.
“Improvements” means all buildings, structures, fixtures, parking areas and improvements owned by Seller and located on the Real Property.
“Identified Title Documents” means collectively (i) that certain Covenant and Agreement executed by Playa Capital Company, LLC, a Delaware limited liability company, dated as of January 25, 1999 and recorded in the Official Records on February 8, 1999 as Instrument No. 1999-0198995, (ii) that certain Amended and Restated Declaration of Covenants, Conditions,

Restrictions and Reservation of Easements for The Campus at Playa Vista executed by and between Playa Phase 1 Commercial Land Company, LLC, a Delaware limited liability company, and The Campus at Playa Vista Corporation, a California nonprofit corporation, dated as of June 8, 2006 and recorded in the Official Records on June 8, 2006 as Instrument No. 2006-1258435, as modified by the following items recorded in the Official Records: Instrument No. 2007-0284590, Instrument No. 2008-2060065, Instrument No. 2009-0119281, Instrument No. 2013-0730594, Instrument No. 2015-0158621 and Instrument No. 2015-0585712, (iii) that certain Declaration of Special Land Use Restrictions and Environmental Restrictions executed by and between Playa Phase 1 Commercial Land Company, LLC, a Delaware limited liability company, PV Campus JV, L.P., a Delaware limited partnership, PV Campus Parcel 1, L.P., a Delaware limited partnership, PV Campus Parcel 2, L.P., a Delaware limited partnership, PV Campus Parcel 3, L.P., a Delaware limited partnership, PV Campus Parcel 4, L.P., a Delaware limited partnership, and PV Campus Parcel 5, L.P., a Delaware limited partnership, dated as of February 8, 2007 and recorded in the Official Records on February 9, 2007 as Instrument No. 2007-0284612, as modified by the following items recorded in the Official Records: Instrument No. 2008-0836789, Instrument No. 2010-1497427 and Instrument No. 2013-0730601.
“Independent Consideration” has the meaning ascribed to such term in Section 4.2.
“Inspection Agreement” means that certain Inspection Agreement and Confidentiality Agreement, executed prior to the date hereof by Seller and Purchaser.
“Intangible Personal Property” means to the extent assignable or transferable without the necessity of consent or approval (and if consent or approval is required, to the extent such consent or approval has been obtained), all trade names, trademarks, logos, and service marks (in each case, if any) utilized solely by Seller or which Seller has a right to utilize in connection with the operation of the Real Property and Improvements thereon (other than the names or variations thereof of Hines Interests Limited Partnership (or Hines), Seller, its Affiliates, the property manager and Tenants), provided however, that the foregoing definition shall specifically exclude all Reserved Company Assets.
“Interim Period” means the time between the date of this Agreement and the earlier to occur of the Closing Date and the date, if any, as of which this Agreement is terminated.
“Leasing Costs” means, with respect to any particular Tenant Lease at the Property, all leasing commissions, brokerage commissions, tenant improvement allowances, rent abatements, free rent and similar inducements, capital costs and expenses incurred for capital improvements to satisfy the initial construction obligations under such Tenant Lease, legal and other professional fees, payments made for the purposes of satisfying or buying out the obligations of a Tenant under such Tenant Lease to the landlord of another lease, relocation costs and all other expenditures, in each case, to the extent that the landlord under such Tenant Lease is responsible for the payment of such cost or expense.
“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).

“Licenses and Permits” means all of Seller’s right, title, and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property and the Improvements thereon, together with all renewals and modifications thereof.
“Major Tenants” has the meaning ascribed to such term in Section 7.2.
“Material Breach” has the meaning ascribed to such term in Section 10.9(a).
“Material Breach Credit” has the meaning ascribed to such term in Section 10.9(b).
“Material Title Matters” means a new title objection discovered pursuant to Section 6.2(b) that is either (a) created by an act or omission of Seller or its Affiliates, or (b) a lien, encumbrance or other title defect or matter which creates actual loss, damage, or liability in excess of $250,000.
“Must-Cure Matters” has the meaning ascribed to such term in Section 6.2(c).
“Natural Hazard Expert” has the meaning ascribed to such term in Section 5.6(f).
“Natural Hazard Matters” has the meaning ascribed to such term in Section 5.6(f).
“New Exception” has the meaning ascribed to such term in Section 6.2(b).
“New Tenant Costs” has the meaning ascribed to such term in Section 10.4(e).
“Non-Contingent Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Non-Foreign Entity Certification” has the meaning ascribed to such term in Section 10.3(e).
“OFAC” has the meaning ascribed to such term in Section 7.3.
“Official Records” means the official records of Los Angeles County, California.
“Operating Expense Recoveries” has the meaning ascribed to such term in Section 10.4(c).
“Other Party” has the meaning ascribed to such term in Section 4.6.
“Permitted Exceptions” has the meaning ascribed to such term in Section 6.3.
“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).

“Personal Property” means all of Seller’s right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements, but specifically excluding (i) any items of personal property owned by Tenants of the Improvements, (ii) any items of personal property owned by third parties and leased to Seller, (iii) any items of personal property owned or leased by Seller’s property manager, and (iv) all other Reserved Company Assets. The Personal Property includes the items listed on Exhibit M attached hereto.
“Property” has the meaning ascribed to such term in Section 2.1.
“Property Approval Period” shall have the meaning ascribed to such term in Section 5.4.
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).
“PTR” has the meaning ascribed to such term in Section 6.2(a).
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Purchaser Leasing Costs” has the meaning ascribed to such term in Section 10.4(e).
“Purchaser Persons” has the meaning ascribed to such term in Section 8.2(e).
“Purchaser’s Claimed Damage” has the meaning ascribed to such term in Section 10.9(d).
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.
“REA and CCR Estoppels” has the meaning ascribed to such term in Section 7.4.
“REA Notice Letters” has the meaning ascribed to such term in Section 10.7(b).
“Real Property” means those certain parcels of or interests in the real property located at 12015, 12025, 12035 and 12045 Waterfront Drive, Los Angeles, California and commonly known as the Campus at Playa Vista, as more particularly described on Exhibit A attached hereto, together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the streets, alleys and rights-of-way which abut such real property, and any easement rights, air rights, subsurface rights, development rights and water rights appurtenant to such real property.

“Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Reporting Person” has the meaning ascribed to such term in Section 4.10.
“Representative” means, with respect to any person, such person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers and financial advisors), agents and other representatives.
“Reserved Company Assets” means the following assets of Seller as of the Closing Date: all cash, cash equivalents (including certificates of deposit), deposits held by third parties (e.g., utility companies), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the prorations and obligations hereinafter set forth), bank accounts, claims or other rights against any present or prior partner, member, employee, agent, manager, officer or director of Seller or its direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of Seller’s existing insurance policies, all contracts between Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultants and other consultants and appraisers entered into prior to the Closing, any proprietary or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of Seller), the internal books and records of Seller relating, for example, to contributions and distributions prior to the Closing, any software, the names “Hines” “Hines Interests Limited Partnership”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress or logos relating thereto, any development bonds, letters of credit or other collateral held by or posted with any Authority or other third party with respect to any improvement, subdivision or development obligations concerning the Property or any other real property owned by Seller, and any other intangible property that is not used exclusively in connection with the Property.
“Sale” has the meaning ascribed to such term in Section 2.1.
“SEC” has the meaning ascribed to such term in Section 12.1.
“Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Seller Leasing Costs” has the meaning ascribed to such term in Section 10.4(e).
“Seller Persons” has the meaning ascribed to such term in Section 8.1(l).
“Seller Released Parties” has the meaning ascribed to such term in Section 5.6(a).
“Seller’s Claimed Damage” has the meaning ascribed to such term in Section 10.9(d).
“Seller’s Response” has the meaning ascribed to such term in Section 6.2(a).

“Service Contracts” means all of Seller’s right, title and interest in service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating to the Property and under which Seller is currently paying for services rendered in connection with the Property, as listed and described on Exhibit B attached hereto, together with all commission agreements listed on Exhibit D attached hereto, and together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(e). During the Property Approval Period Purchaser shall give written notice to Seller designating which, if any, Service Contracts the Purchaser will assume at Closing and which, if any, Service Contracts shall be terminated by Seller at Closing.
“Significant Portion” means damage by fire or other casualty (or loss of value due to condemnation or eminent domain proceedings) to the Property or a portion thereof (i) requiring repair costs (or resulting in a loss of value) in excess of (A) Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) in the aggregate or (B) Three Million and No/100 Dollars ($3,000,000.00) with respect to any single building at the Property, as such repair costs or loss of value calculation is reasonably estimated by Seller in accordance with the terms of Section 9.2; (ii) as a result of which any Major Tenant has the right to terminate its Tenant Lease; (iii) as a result of which direct access to the Property from a public right of way is permanently unavailable; (iv) as a result of which the parking spaces on the Property are permanently reduced below the amount of parking required to comply with the Tenant Leases or the requirements of the Authorities; (v) as a result of which any elevator lobby in any building at the Property shall become permanently inaccessible; or (vi) as a result of which the Property is no longer in compliance with the requirements of the Authorities.
“Survey” has the meaning ascribed to such term in Section 6.1.
“Survival Period” means the date that is six (6) months after the Closing Date.
“Taking Notice” has the meaning ascribed to such term in Section 9.3.
“Tenant Deposits” means all security deposits, paid or deposited by the Tenants of the Property to Seller, as landlord, or any other person on Seller’s behalf pursuant to the Tenant Leases, which have not been applied to obligations under Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the Tenants). “Tenant Deposits” shall also include all non-cash security deposits, such as letters of credit.
“Tenant Leases” means the following pertaining to the Improvements at the Property: (i) any and all written leases, rental agreements, occupancy agreements and license agreements (and any and all written renewals, amendments, modifications and supplements thereto) entered into on or prior to the Effective Date, to the extent identified on Exhibit F hereto, (ii) any and all new written leases, rental agreements, occupancy agreements and license agreements entered into after the Effective Date, and (iii) any and all new written renewals, amendments, modifications and supplements to any of the foregoing entered into after the Effective Date, and, as to (ii) and (iii) only, to the extent approved by Purchaser pursuant to Section 7.1(d) to the extent such approval is required under Section 7.1(d). Tenant Leases will not include subleases, franchise agreements or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.
“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.7.
“Tenant” or “Tenants” means any or all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Leases, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.
“Termination Notice” has the meaning ascribed to such term in Section 6.2(a).
“Termination Nullification Notice” has the meaning ascribed to such term in Section 10.9(b).
“Termination Nullification Period” has the meaning ascribed to such term in Section 10.9(b).
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 7.3, 10.6(d), 11.1, 12.1, 16.1, Article XIII, and Article XVII.
“Title Company” means Commonwealth Land Title Insurance Company, National Commercial Services, at its offices located at 2398 E. Camelback Road, Suite 230, Phoenix, Arizona 85016, Attn: Michael Zotika, Assistant Vice President/Sr. National Commercial Escrow Officer, Telephone No.: (602) 287-3563, Facsimile No.: (602) 263-0433, Email: mzotika@cltic.com.
“Title Notice” has the meaning ascribed to such term in Section 6.2(a).
“Title Notice Date” has the meaning ascribed to such term in Section 6.2(a).
“Title Policy” has the meaning ascribed to such term in Section 6.3.
“To Seller’s Knowledge” and similar terms means the present actual (as opposed to constructive or imputed) knowledge solely of Josh Gravenor and Jim Bonham, without any independent investigation or inquiry whatsoever. Such individuals are representatives of Seller who have knowledge concerning each of Seller’s representations made herein regarding the Property. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Seller’s knowledge. Such individuals shall not be deemed to be parties to this Agreement nor to have made any representations or warranties hereunder, and no recourse shall be had to such individuals for any of Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individuals, some of which are not employees of Seller, but are employees of the third-party manager for the Property).
“USC” means the University of Southern California, a California non-profit corporation.

“Vendor Notice Letters” has the meaning ascribed to such term in Section 10.7.
Section 1.2    References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
ARTICLE II
AGREEMENT OF PURCHASE AND SALE
Section 2.1    Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of Seller’s right, title, and interest in and to the Real Property, together with all of Seller’s right, title and interest in and to each of the following attributable the Real Property: (a) the Improvements; (b) the Personal Property; (c) the Tenant Leases in effect on the Closing Date; (d) the Service Contracts in effect on the Closing Date, (e) the Licenses and Permits; and (f) the Intangible Personal Property, in each of the cases of (e) and (f) to the extent assignable without the necessity of consent or approval and, if consent or approval is required, to the extent any necessary consent or approval has been obtained (the foregoing sale and purchase being defined herein as the “Sale”). The Real Property, together with the Improvements, the Personal Property, the Tenant Leases and Tenant Deposits, the Service Contracts, the Licenses and Permits and the Intangible Personal Property relating thereto, are hereinafter collectively, the “Property”.
Section 2.2    Indivisible Economic Package. Purchaser has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.
ARTICLE III
CONSIDERATION
Section 3.1    Purchase Price. The purchase price for the Property (the “Purchase Price”) is THREE HUNDRED THIRTY-FIVE MILLION AND NO/100 DOLLARS ($335,000,000.00) in the aggregate in lawful currency of the United States of America, of which THREE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($325,000,000.00) (the “Non-Contingent Purchase Price”) shall be paid in cash at Closing as provided in Section 3.4(a), and of which TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (the “Contingent Purchase Price”) shall be payable as provided in Section 3.4(b).
Section 3.2    Withholding. Purchaser shall be entitled to deduct and withhold any amounts from the consideration otherwise payable pursuant to this Agreement that are required to be withheld with respect to the making of any such payment under the Code, or any applicable provision of state, local or foreign tax law. To the extent that such amounts are so withheld and paid over to the proper Authority by Purchaser, such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.
Section 3.3    Assumption of Obligations. As additional consideration for the purchase and sale of the Property, effective as of the Closing Date, Purchaser will be deemed to have, and by virtue of closing the purchase of the Property, Purchaser shall have assumed and agreed to perform or pay, as applicable, (i) all of the covenants and obligations of Seller or Seller’s predecessors in title in the Tenant Leases, Service Contracts, Licenses and Permits, and Intangible Personal Property assigned to Purchaser and which are to be performed on or subsequent to the Closing Date, (ii) all of the covenants and obligations of Seller under the Tenant Leases, Service Contracts, the Licenses and Permits, and Intangible Personal Property assigned to Purchaser but solely to the extent relating to the physical or environmental condition of the Property, regardless of whether such obligations arise before or after the Closing Date, and (iii) the Leasing Costs, if any, for which Purchaser is responsible under Section 10.4(e).
Section 3.4    Method of Payment of Purchase Price.
(a)    No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Non-Contingent Purchase Price (subject to adjustments described in Section 10.4, and any credit for the Earnest Money Deposit being applied to the Non-Contingent Purchase Price), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. No later than 1:00 p.m. Pacific time on the Closing Date, provided Seller has fully performed its obligations under this Agreement and the conditions in Section 10.8 have been satisfied or waived by Purchaser: (a) Purchaser will direct the Title Company to (i) pay to Seller by Federal Reserve wire transfer of immediately available federal funds to an account to be designated by Seller, the Non-Contingent Purchase Price (subject to adjustments described in Section 10.4) less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, and (b) Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.
(b)    If the Condition Subsequent has not occurred prior to the Condition Subsequent Deadline, Purchaser shall pay the Contingent Purchase Price to Seller within fifteen (15) days after the Condition Subsequent Deadline by Federal Reserve wire transfer of immediately available funds to an account to be designated by Seller. If the Condition Subsequent has occurred prior to the expiration of the Condition Subsequent Deadline, Purchaser shall be relieved of any obligation to pay the Contingent Purchase Price.
ARTICLE IV
EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS

Section 4.1    Earnest Money Deposit. Within three (3) Business Days after the Effective Date, Purchaser shall deposit with the Title Company, in immediately available federal funds, the sum of Ten Million and No/100 Dollars ($10,000,000.00) (the “Earnest Money Deposit”), which will be held in escrow by the Title Company pursuant to this Agreement. If Purchaser fails to deposit the Earnest Money Deposit within the time period described above, this Agreement shall automatically terminate.
Section 4.2    Independent Consideration. Upon the execution hereof, Purchaser shall pay to Seller One Hundred Dollars ($100) as independent consideration (the “Independent Consideration”) for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of this Agreement. The parties acknowledge that the Independent Consideration is included in the Earnest Money Deposit. Notwithstanding anything to the contrary contained herein (including any reference to the return of the Earnest Money Deposit to Purchaser), Seller shall, in all events, retain the Independent Consideration, but the Independent Consideration shall be applied as a credit against the Purchase Price at the Closing. Purchaser and Seller hereby acknowledge and agree that the Independent Consideration constitutes adequate and sufficient consideration for Purchaser’s right to purchase the Property and Seller’s execution, delivery, and performance of this Agreement, and that the loss of Purchaser’s ability to use the funds constituting the Earnest Money Deposit as provided in this Agreement constitutes further consideration therefor.
Section 4.3    Escrow Instructions. This Article IV constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.
Section 4.4    Documents Deposited into Escrow. On or before the Deposit Time, (a) Purchaser will cause the difference between the Non-Contingent Purchase Price and the Earnest Money Deposit and interest thereon (subject to the prorations provided for in Section 10.4 and with the addition of all Closing costs to be paid by Purchaser) to be transferred to the Title Company’s escrow account, in accordance with the timing and other requirements of Section 3.4, (b) Purchaser will deliver in escrow to the Title Company the documents described and provided for in Section 10.2, and (c) Seller will deliver in escrow to the Title Company the documents described and provided for in Section 10.3.
Section 4.5    Closing. When Purchaser and Seller have delivered the documents required by Section 4.4, the Title Company will:
(a)    If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Code and Section 4.10;

(b)    Insert the applicable Closing Date as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments;
(c)    Disburse, by wire transfer, to Seller of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums to be received by Seller from Purchaser at the Closing, consisting of the Non-Contingent Purchase Price as adjusted in accordance with the provisions of this Agreement;
(d)    Deliver to Purchaser the Deed and any other Closing Documents to be recorded in the Official Records by agreeing to cause the same to be recorded in the Official Records and agreeing to obtain conformed copies of the recorded Closing Documents for delivery to Purchaser and to Seller following recording;
(e)    Issue to Purchaser the Title Policy required by Section 6.3;
(f)    Deliver to Seller, in addition to Seller’s Closing proceeds, all Closing Documents deposited with the Title Company for delivery to Seller at the Closing; and
(g)    Deliver to Purchaser, in addition to any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement, all Closing Documents deposited with the Title Company for delivery to Purchaser at the Closing.
Section 4.6    Termination Notices. If at any time prior to the expiration of the Property Approval Period, the Title Company receives a notice from Purchaser that Purchaser has exercised its termination right under Section 5.4, the Title Company, within three (3) Business Days after the receipt of such notice or after the Contingency Date, as applicable, will deliver the Earnest Money Deposit to Purchaser without any notice to, or consent of, Seller being required. If at any time, except as provided in the preceding sentence, the Title Company receives a certificate of either Seller or of Purchaser (for purposes of this Section 4.6, the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (for purposes of this Section 4.6, the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, the Title Company shall notify the Other Party in writing of the Title Company’s receipt of such certificate. Unless the Title Company has then previously received, or receives within three (3) Business Days after such written notification to the Other Party of the Title Company’s receipt of the Certifying Party’s certificate, contrary instructions from the Other Party, the Title Company, within one (1) Business Day after the expiration of the foregoing three (3) Business Day period, will deliver the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within three (3) Business Days following such written notification to the Other Party of the Title Company’s receipt of said certificate, the Title Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.7.

Section 4.7    Joint Indemnification of Title Company; Conflicting Demands on Title Company. If this Agreement or any matter relating hereto (other than the PTR or the Title Policy) becomes the subject of any litigation or controversy, Purchaser and Seller jointly and severally will hold the Title Company free and harmless from any loss or expense, including reasonable attorneys’ fees, that may be suffered by it by reason thereof other than as a result of the Title Company’s gross negligence or willful misconduct. In the event conflicting demands are made or notices served upon the Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Seller expressly agree that the Title Company will be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit.
Section 4.8    Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.
Section 4.9    Investment of Earnest Money Deposit. The Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) an interest-bearing account at a commercial bank mutually acceptable to Seller, Purchaser and the Title Company. The investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the original amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Earnest Money Deposit will be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Seller is entitled to the Earnest Money Deposit pursuant to this Agreement. Purchaser will provide the Title Company with a taxpayer identification number and will pay all income taxes due by reason of interest accrued on the Earnest Money Deposit.
Section 4.10    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)    The Title Company (for purposes of this Section 4.10, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)    Seller and Purchaser each hereby agree:

(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)    Each party hereto agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
(d)    The addresses for Seller and Purchaser are as set forth in Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A.
ARTICLE V
INSPECTION OF PROPERTY
Section 5.1    Entry and Inspection.
(a)    Through the earlier of the expiration of the Property Approval Period or the termination of this Agreement, Purchaser and its agents, representatives, contractors and consultants shall have the right to inspect and investigate the Property and conduct such tests, evaluations and assessments of the Property as Purchaser deems reasonably necessary, appropriate or prudent in connection with Purchaser’s acquisition of the Property and the consummation of the transaction contemplated by this Agreement; provided, however, that no invasive testing or sampling shall be conducted by Purchaser or any Licensee Party upon the Real Property or Improvements without Seller’s prior written consent, which consent may be withheld, delayed or conditioned in Seller’s sole and absolute discretion. Subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit Purchaser and its authorized agents and representatives (collectively, the “Licensee Parties”) the right to enter upon the Real Property and Improvements at all reasonable times, during normal business hours, to perform inspections of the Property and communicate with Tenants and service providers; provided, however, Purchaser shall not have the right to communicate with Tenants unless interviews and communications are coordinated through Seller, Seller shall have the right to participate in any such communications, and Purchaser shall comply with the notice requirements of the applicable Tenant Lease. Purchaser will provide to Seller written notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property or Improvements at least twenty-four (24) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Seller’s option, Seller may be present for any such entry, inspection and communication with any Tenants and service providers with respect to the Property. Purchaser shall have the right to conduct a Phase I Environmental Assessment to the extent the same is to be completed by a reputable, bonded and insured consultant licensed in the state in which the Property is located carrying the insurance required under Section 5.3 below. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken. If Purchaser or any Licensee Party takes any sample from the Real Property in connection with any testing, Purchaser shall, upon the request of Seller, provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing.
(b)    Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with this transaction contemplated by this Agreement (so long as such communications can be conducted without disclosing that a sale of the Property is contemplated); provided, however, Purchaser, except with respect to routine requests for information and associated follow-up communication, shall provide Seller at least twenty-four (24) hours prior written notice of Purchaser’s intention to communicate with any Authorities and Seller shall have the right to participate in any such communications.
Section 5.2    Document Review.
(a)    Seller shall make available, either via electronic virtual data room, by delivery of materials to Purchaser’s representatives, by access to the Title Company’s data room, or by being made available at the office of the property manager, the following, to the extent in Seller’s possession or control, to Purchaser and its authorized agents or representatives for review, inspection, examination, analysis and verification: (i) all existing environmental reports and studies of the Property issued on behalf of Seller; (ii) assessments (special or otherwise), ad valorem and personal property tax bills, covering the three (3) years preceding the Effective Date; (iii) Seller’s most currently available rent roll and operating statements and rent rolls for the stub period of the current calendar year plus the prior two (2) calendar years; (iv) copies of Tenant Leases, Service Contracts, and Licenses and Permits; (v) engineering, mechanical and other drawings, blueprints and specifications and similar documentation relating to the Property, and (vi) to the extent not included in the foregoing, the documents listed on Exhibit L attached hereto with respect to the three (3) years preceding the Effective Date (except to the extent a different time period is provided above or on Exhibit L for any of such documents), if applicable (collectively, the “Documents”). Purchaser acknowledges that it has received copies of all the Tenant Leases listed on Exhibit F, and the Service Contracts listed on Exhibit B, including the commission agreements listed on Exhibit D. “Documents” shall not include (and Seller shall have no obligation to provide materials requested by Purchaser that constitute) (1) any document or correspondence which would be subject to the attorney-client privilege or covered by the attorney work product doctrine; (2) any document or item which Seller is contractually or otherwise bound to keep confidential; (3) any documents pertaining to the marketing of the

Property for sale to prospective purchasers; (4) any internal memoranda, reports or assessments of Seller or Seller’s Affiliates relating to Seller’s valuation of the Property; (5) any appraisals of the Property, whether prepared internally by Seller or Seller’s Affiliates or externally; (6) any documents or items which Seller considers proprietary (such as Seller’s or its property manager’s operation manuals, software programs or other electronic media or services that are subject to licenses or other agreements that are personal to Seller or Seller’s property manager); (7) organizational, financial and other documents relating to Seller or Seller’s Affiliates (other than evidence of due authorization and organization as may be required under this Agreement); (8) any materials projecting or relating to the future performance of the Property; or (9) any documents pertaining to the Reserved Company Assets.
(b)    Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature (to the extent such Documents do not contain information (i) known by Purchaser or the Permitted Outside Parties prior to the receipt thereof, or (ii) generally known or available to the public other than through the action or inaction of Purchaser or the Permitted Outside Parties) and shall be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property (including, without limitation, the financing of such purchase). Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser’s organization other than its attorneys, partners, members, accountants, consultants, contractors, representatives, employees, advisors, potential lenders or potential investors (collectively, for purposes of this Section 5.2(b), the “Permitted Outside Parties”). Purchaser further agrees that within its organization, to any Authorities or as to Permitted Outside Parties, the Documents will be disclosed and exhibited only (A) to those persons within Purchaser’s organization or to those Permitted Outside Parties who need to know such information in order to advise Purchaser in connection with the feasibility of Purchaser’s acquisition of the Property (including, without limitation, the financing of such acquisition), and (B) to the extent required by court or legal requirements, or to enforce or defend any claim hereunder. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and the Tenants or prospective tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in Article XII and this Section 5.2. In permitting Purchaser and the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. Purchaser shall be responsible for any breaches of confidentiality under this Agreement by any of the Permitted Outside Parties. Notwithstanding anything herein to the contrary, Purchaser’s obligations under this Section 5.2(b) shall terminate upon the Closing.

(c)    Purchaser shall promptly destroy all copies Purchaser has made (and computer files of same) of any Documents containing confidential information before or after the execution of this Agreement, not later than ten (10) Business Days following the time this Agreement is terminated for any reason, and provide Seller with a certified notice of the completion of such destruction. Purchaser, however, may retain Documents if required by its document retention policies or if required in connection with any claim or potential claim under this Agreement. Without limiting the generality of the foregoing, but subject to the confidentiality obligations herein, Purchaser may retain (i) confidential information to the extent required to comply with legal, regulatory, or bona fide document retention policy requirements, (ii) any and all (a) emails and any attachments contained in such emails and (b) any electronic files, in each case, to the extent required to comply with, and automatically saved pursuant to, legal, regulatory, or bona fide document retention policy requirements, as well as (iii) electronic back-up copies of confidential information retained on servers that would be impractical to delete.
(d)    Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller’s ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in this Agreement, Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof (whether prepared by Seller, Seller’s Affiliates or any other person or entity). Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser.
Section 5.3    Entry and Inspection Obligations.
(a)    Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with any Tenants, Purchaser and the other Licensee Parties will not disturb the Tenants or interfere with their use of the Property pursuant to their respective Tenant Leases; interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by any Tenant or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V; communicate with the Tenants or service providers except in accordance with this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser’s organization and the Permitted Outside Parties, and only in accordance with the confidentiality standards set forth in Section 5.2(b). Purchaser will (i) maintain and cause those entering the Property to maintain commercial general liability (occurrence) insurance in an amount not less than Five Million and No/100 Dollars ($5,000,000.00) (which may be issued through a combination of primary and umbrella coverage) and on terms (including coverage for an “insured contract” with respect to the indemnity in Section 5.3(b)) satisfactory to Seller covering any accident arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and deliver to Seller a certificate of insurance verifying such coverage and Seller and its property manager (Hines Interests Limited Partnership) being named as an additional insured on such coverage prior to entry upon the Property; (ii) promptly pay when due the costs of all inspections, entries, samplings and tests conducted by Purchaser and/or any Licensee Parties and examinations done with regard to the Property; and (iii) promptly restore the Property to its condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests, but in no event later than ten (10) days after the damage occurs.
(b)    Purchaser hereby indemnifies, defends and holds Seller and all of its members, partners, agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, actual out-of-pocket costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees) arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of Section 5.2 and/or this Section 5.3; provided that the foregoing indemnity shall not apply to any claims, damages or other costs arising (i) from Seller’s own gross negligence or willful misconduct, or (ii) by virtue of the mere discovery of any pre-existing condition at the Property in connection with any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, but only to the extent such parties do not exacerbate such pre-existing condition.
(c)    Notwithstanding anything in this Agreement to the contrary, the Inspection Agreement shall not be merged into this Agreement at Closing or otherwise.
Section 5.4    Property Approval Period. Between the Effective Date and 5:00 p.m. (Central Time) on the Contingency Date (the “Property Approval Period”), and through the Closing Date, Purchaser shall have the right to review and investigate the Property and the items set forth in Sections 5.1 and 5.2 above (collectively, the “Due Diligence Items”). Purchaser, in Purchaser’s sole and absolute discretion, may determine whether or not the Property is acceptable to Purchaser within the Property Approval Period. Notwithstanding the preceding sentence, (i) except for environmental Due Diligence Items, Purchaser has approved the Property in all respects, and (ii) Purchaser may terminate this Agreement pursuant to this Section 5.4 solely as a result of its review of environmental Due Diligence Items by giving concurrent written notice of termination to Seller and the Title Company on or before the expiration of the Property Approval Period (an “Environmental Termination Notice”). If Purchaser does not give an Environmental Termination Notice, this Agreement shall continue in full force and effect. If Purchaser provides an Environmental Termination Notice, this Agreement shall automatically terminate. Purchaser shall pay any cancellation fees or charges of the Title Company, and except for Termination Surviving Obligations, the parties shall have no further rights or obligations to one another under this Agreement.
Section 5.5    Sale “As Is”. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER,

AND PURCHASER HAS CONDUCTED (OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE PROPERTY APPROVAL PERIOD) ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN ANY SPECIFIC MATTERS REPRESENTED IN SECTION 8.1, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND NEITHER SELLER NOR ANY OF SELLER’S AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND, EXCEPT AS SET FORTH IN SECTION 8.1, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO THE REAL PROPERTY OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO THE REAL PROPERTY, IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY OR THE TENANTS AND (G) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS (INCLUDING, WITHOUT LIMITATION, ALL LAWS AND REGULATIONS PERTAINING TO ENVIRONMENTAL MATTERS), IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN SECTION 8.1, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate, and that it is relying solely on its own expertise and that of Purchaser’s consultants in purchasing the Property. In addition, Purchaser, on behalf of itself and its Affiliates, acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Sale) in reliance on: (i) any representation or warranty, express or implied; (ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Purchaser or any of its Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of Seller in connection with the Sale, in connection with presentations by Seller or in any other forum or setting; or (iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information. Purchaser has conducted, and will conduct, such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the limited specific matters represented by Seller in Section 8.1) or of any Affiliate, officer, director, employee, agent or attorney of Seller. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and, except as set forth in this Agreement, Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Documents or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, any Affiliate of Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth in this Agreement.
_________________
Purchaser Initials
Section 5.6    Purchaser’s Release of Seller.
(a)    Seller Released From Liability. Purchaser, on behalf of itself and its partners, members, officers, directors, agents, controlling persons and Affiliates, hereby releases Seller, Seller’s Affiliates and their respective partners, members, owners, officers, directors, agents, representatives and controlling persons (collectively, the “Seller Released Parties”) from any and all liability, responsibility, penalties, fines, suits, demands, actions, losses, damages, expenses, causes of action, proceedings, judgments, executions, costs of any kind or nature whatsoever and claims (collectively, “Claims”) arising out of or related to any matter or any nature relating to the Property or its condition (including, without limitation, the presence in the soil, soil gas, air, structures and surface and subsurface waters, of any Hazardous Substances or any chemical, material or substance that may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and/or that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, any latent or patent construction defects, errors or omissions, compliance with law matters, any statutory or common law right Purchaser may have for property damage Claims, bodily injury Claims, contribution or cost recovery Claims or any other Claims under Environmental Laws and/or to receive disclosures from Seller, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the need to obtain flood insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use of operation, or any portion thereof), valuation, salability or utility of the Property, or its suitability for any purpose. Without limiting the foregoing, Purchaser specifically releases Seller and the Seller Released Parties from any claims Purchaser may have against Seller and/or the other Seller Released Parties now or in the future arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property, including any rights of contribution or indemnity.
_________________
Purchaser Initials
(b)    Purchaser’s Waiver of Objections. Purchaser acknowledges that it has inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigations and studies on and off said Property and adjacent areas as it deems or deemed necessary, and Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject, including any rights of contribution or indemnity) against Seller, its Affiliates, or their respective officers, directors, partners, members, owners, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.
(c)    Purchaser Assumes Risks of Change in Laws. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.
_________________
Purchaser Initials
(d)    California Specific Waiver Provision. In connection with Sections 5.6(a) - (c), Purchaser expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” PURCHASER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF

ITS CHOICE IN CONNECTION WITH THIS AGREEMENT, AND THAT SUCH COUNSEL HAS EXPLAINED TO PURCHASER THE PROVISIONS OF THIS SECTION 5.6. BY INITIALING BELOW, PURCHASER CONFIRMS IT HAS AGREED TO THE PROVISIONS OF THIS SECTION 5.6.
_________________
Purchaser Initials
(e)    Flood Hazard Zone. Purchaser acknowledges that if the Real Property is located in an area which the Secretary of the Department of Housing and Urban Development has found to have special flood hazards, then pursuant to the National Flood Insurance Program, Purchaser will be required to purchase flood insurance in order to obtain a loan secured by the Real Property from a federally regulated financial institution or a loan insured or guaranteed by an agency of the United States government. Seller shall have no responsibility to determine whether the Real Property is located in an area which is subject to the National Flood Insurance Program.
(f)    Natural Hazards. Purchaser and Seller further acknowledge that Seller may be required to disclose if the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1103(c)(1)); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178 et seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4135); (v) earthquake fault zone (Public Resources Code Section 2622); or (vi) a seismic hazard zone (Public Resources Code Section 2696) (sometimes all of the preceding are herein collectively called the “Natural Hazard Matters”). Purchaser and Seller hereby instruct the Title Company, or an affiliate thereof (who, in such capacity, is herein called the “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 et seq. and to report the result of its examination to Purchaser and Seller in writing at least five (5) days prior to the end of the Property Approval Period. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code section 1103.4 regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Purchaser agrees to provide Seller with a written acknowledgment of its receipt of the Natural Hazard Disclosure Statement.
ARTICLE VI
TITLE AND SURVEY MATTERS

Section 6.1    Survey. On or prior to the Effective Date, Seller has delivered to Purchaser, at Seller’s cost, a copy of that certain survey dated August 9, 2018 and prepared by JRN Civil Engineers with respect to the Real Property (the “Survey”). Seller shall have no obligation to obtain any modification, update, or recertification of the Survey. Any such modification, update or recertification of the Survey may be obtained by Purchaser at its sole cost and expense.
Section 6.2    Title and Survey Review.
(a)    Prior to the Effective Date, Seller has caused the Title Company to furnish or otherwise make available to Purchaser a preliminary title commitment for the Real Property dated with an effective date of July 9, 2018 (the “PTR”), and copies of all underlying title documents described in the PTR. Purchaser shall have until September 14, 2018 (the “Title Notice Date”) to provide written notice (the “Title Notice”) to Seller and the Title Company of any matters shown on the PTR and/or the Survey which are not satisfactory to Purchaser. If Seller has not received a Title Notice from Purchaser by the Title Notice Date, Purchaser shall be deemed to have unconditionally approved of the condition of title to the Property and the Survey, subject to Seller’s obligations set forth in Section 6.2(c) below. Except as expressly provided in Section 6.2(c) of this Agreement, Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations, or otherwise to cure or agree to cure any title objections. To the extent Purchaser timely delivers a Title Notice, then Seller shall deliver, no later than September 17, 2018, written notice to Purchaser and the Title Company identifying which disapproved items, if any, Seller shall undertake to cure (by either having the same removed or by obtaining affirmative insurance over the same as part of the final Title Policy and in a manner reasonably acceptable to Purchaser) (“Seller’s Response”). If Seller does not deliver Seller’s Response prior to such date, Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Purchaser. Purchaser shall be deemed to have waived all objections to the PTR and the Survey (whereupon such objections shall be deemed Permitted Exceptions for all purposes hereof, except that in no event shall Purchaser ever be deemed to waive any Must-Cure Matters), except for any objections related to environmental Due Diligence Items and any items Seller has undertaken to cure pursuant to Seller’s Response (if any). If Seller and the Title Company have not received an Environmental Termination Notice from Purchaser by the Contingency Date, Purchaser shall be deemed to have waived all objections with respect to environmental Due Diligence Items to the PTR and the Survey, except that in no event shall Purchaser ever be deemed to waive any Must-Cure Matters.
(b)    After the Contingency Date and prior to Closing, Purchaser may notify Seller in writing (the “Gap Notice”) of any objections to title (i) raised by the Title Company between the Contingency Date and the Closing, (ii) not disclosed in writing by the Title Company to Purchaser prior to the Contingency Date, (iii) not disclosed in writing by Seller to Purchaser and the Title Company prior to the Contingency Date, and (iv) that constitute Material Title Matters (“New Exceptions”); provided that Purchaser must notify Seller of any objection to any such New Exception within two (2) Business Days after being made aware of the existence of such New Exception. If Purchaser fails to deliver to Seller a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Seller will have two (2) Business Days from the receipt of Purchaser’s notice (and, if necessary, Seller may extend the Closing Date to provide for such two (2) Business Day period and for two (2) Business Days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to, remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, or commit to remove or otherwise obtain affirmative insurance over the same at or prior to Closing. If, within the two (2) Business Day period, Seller does not remove or otherwise obtain affirmative insurance over the objectionable New Exceptions, then Purchaser may terminate this Agreement upon delivering a notice to Seller terminating this Agreement on or before the date two (2) Business Days following expiration of the two (2) Business Day cure period, in which case Purchaser shall be entitled to return of the Earnest Money Deposit. If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Seller has removed or otherwise affirmatively insured over, or committed to do the same as set forth above) will be included as Permitted Exceptions. If this Agreement is terminated by Purchaser pursuant to the foregoing provisions of this Section 6.2(b), then neither Purchaser nor Seller shall have any further rights or obligations hereunder (except for the Termination Surviving Obligations) and the Independent Consideration shall be paid to Seller.
(c)    Notwithstanding any provision of this Section 6.2 to the contrary, Seller will be obligated to cure (or cause deletion from the Title Policy or provide affirmative title insurance over) exceptions to title to the Property listed on Exhibit K attached hereto (collectively, the “Must-Cure Matters”).
Section 6.3    Title Insurance. It shall be a condition to Purchaser’s obligation to close that the Title Company issue to Purchaser an ALTA extended coverage Owner’s Policy of Title Insurance (the “Title Policy”) for the Property with liability in the amount of the Non-Contingent Purchase Price, showing title to the Property vested in Purchaser, with such endorsements as Purchaser shall request and the Title Company shall have agreed to issue prior to the Contingency Date, subject only to: (i) the pre-printed standard exceptions in the Title Policy, (ii) exceptions approved or deemed approved by Purchaser pursuant to Section 6.2 above, (iii) the Tenant Leases, (iv) any taxes and assessments for the year of Closing and for any other year if not yet due and payable as of the Closing, (v) any liens or claims of liens for work, service, labor or materials performed or supplied by, for or on behalf of any Tenant, (vi) all matters shown on the Survey, or any updates thereto, (vii) any matters which have been removed or affirmatively insured over, and (viii) any exceptions arising from Purchaser’s actions (collectively, the “Permitted Exceptions”). In the event Purchaser elects not to pay for any additional premium for the ALTA extended coverage policy, as the case may be, then the Title Policy to be issued as of the Closing shall be a standard ALTA Owner’s Policy of Title Insurance which shall include, among other things, a general survey exception. It is understood that Purchaser may request any number of endorsements to the Title Policy, but the issuance of any such endorsements shall not be a condition to Closing.

ARTICLE VII
INTERIM OPERATING COVENANTS AND ESTOPPELS
Section 7.1    Interim Operating Covenants. Seller covenants to Purchaser that during the Interim Period, Seller will:
(a)    Operations. Continue to operate, manage and maintain the Improvements in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and Article IX.
(b)    Maintain Insurance. Maintain its current insurance or insurance equivalent on the Improvements which is at least equivalent in all material respects to Seller’s insurance policies covering the Improvements as of the Effective Date.
(c)    Personal Property. Not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be installed prior to Closing and will be of substantially similar quality of the item of Personal Property being replaced.
(d)    Leases. Not enter into any new Tenant Lease or any amendments, expansions or renewals of Tenant Leases, or terminate any Tenant Lease, without the prior written consent of Purchaser, which consent will (i) not be unreasonably withheld, delayed or conditioned prior to the Contingency Date, and (ii) be in Purchaser’s sole discretion on and after the Contingency Date. Furthermore, nothing herein shall be deemed to require Purchaser’s consent to any expansion or renewal of a Tenant Lease which Seller, as landlord, is required to honor pursuant to any Tenant Lease. From and after the Effective Date and through the Closing Date, Seller agrees to provide copies to Purchaser of all material communications (including copies of leasing proposals and drafts of leases) with existing or new prospective Tenants concerning any and all leasing-related negotiations and/or decisions.
(e)    Service Contracts. Not enter into, or renew the term of, any service contract, unless such service contract is terminable on thirty (30) days (or less) prior notice without penalty or unless Purchaser consents thereto in writing, which approval will (i) not be unreasonably withheld, delayed or conditioned prior to the Contingency Date, and (ii) be in Purchaser’s sole discretion on and after the Contingency Date.
(f)    Notices. To the extent received by Seller, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations of Governmental Regulations affecting the Property.
(g)    Encumbrances. Without Purchaser’s prior approval in its sole discretion, not voluntarily subject the Property to any additional liens, encumbrances, covenants or easements, which would not constitute Permitted Exceptions, unless released prior to Closing.

(h)    No Marketing of Property. Not market or offer the Property for sale or make, accept, negotiate, or otherwise pursue any offers for the financing, sale, or purchase of the Property.
Whenever in this Section 7.1 Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser shall, within three (3) Business Days after receipt of Seller’s request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its approval within said three (3) Business Day period, Purchaser shall be deemed to have approved same.
Section 7.2    Tenant Lease Estoppels. It will be a condition to Closing that Seller obtain and deliver to Purchaser, from each of the major tenants leasing space in the Improvements listed on Exhibit C-1 (“Major Tenants”) executed Acceptable Estoppel Certificates. “Acceptable Estoppel Certificates” are estoppel certificates in substantially the form of the estoppel certificate attached hereto as Exhibit C-2, which shall not contain any material modifications or inconsistencies with respect to the applicable rent roll and the Tenant Leases and which shall not disclose any alleged material default or unfulfilled material obligation on the part of the landlord not previously disclosed in writing to Purchaser; provided that an estoppel certificate executed by a Tenant in the form prescribed by its Tenant Lease shall constitute an Acceptable Estoppel Certificate if it is otherwise consistent with this Section 7.2 and the factual information contained in the estoppels distributed to such Tenants pursuant to the provisions of this Section 7.2 and provided further that an estoppel certificate that does not include paragraphs 4 and 15 shall be deemed an Acceptable Estoppel Certificate. Seller shall use commercially reasonable efforts to obtain Acceptable Estoppel Certificates from all Tenants which are not Major Tenants, provided that Purchaser’s receipt of Acceptable Estoppel Certificates from any Tenant which is not a Major Tenant shall not be a condition to Purchaser’s obligation to close the transaction contemplated by this Agreement. Notwithstanding anything contained herein to the contrary, in no event shall Seller’s failure to obtain the required number of Acceptable Estoppel Certificates in accordance with this Section 7.2 constitute a default by Seller under this Agreement. Purchaser’s sole and exclusive remedy for a failure to obtain the required number of Acceptable Estoppel Certificates from the Major Tenants shall be to terminate this Agreement and receive a refund of the Earnest Money Deposit. Notwithstanding anything in this Agreement to the contrary, Seller or Purchaser may elect to extend the Closing Date by the period of time, not to exceed forty-five (45) days, which may be necessary to obtain the required number of Acceptable Estoppel Certificates from each of the Major Tenants. Prior to delivery of the forms of estoppel certificates to the Major Tenants (but not any other Tenants), Seller will deliver to Purchaser completed forms of estoppel certificates, in the form attached hereto as Exhibit C-2 or such forms as required by the applicable Major Tenant Lease and containing the information contemplated thereby, for only Major Tenants. Within three (3) Business Days following Purchaser’s receipt thereof, Purchaser will send to Seller notice either (i) approving such forms as completed by Seller or (ii) setting forth in detail all changes to such forms which Purchaser reasonably believes to be appropriate to make the completed forms of estoppel certificates accurate and complete. Seller will make such changes to the extent Seller agrees such changes are appropriate, except that Seller will not be obligated to make any changes which request more expansive information than is contemplated by Exhibit C-2 or the form required by the applicable Major Tenant Lease.

Purchaser’s failure to respond within such three (3) Business Day period shall be deemed approval of such estoppel certificate.
Section 7.3    OFAC. Pursuant to United States Presidential Executive Order 13224 (“Executive Order”), Seller is required to ensure that it does not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorist acts and those persons (i) described in Section 1 of the Executive Order or (ii) listed in the “Alphabetical Listing of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers” published by the United States Office of Foreign Assets Control (“OFAC”), 31 C.F.R. Chapter V, Appendix A, as in effect from time to time (as to (i) and (ii), a “Blocked Person”). If Seller learns that Purchaser is, becomes, or appears to be a Blocked Person, Seller may delay the sale contemplated by this Agreement pending Seller’s conclusion of its investigation into the matter of Purchaser’s status as a Blocked Person. If Seller determines that Purchaser is or becomes a Blocked Person, Seller shall have the right to immediately terminate this Agreement and take all other actions necessary, or in the opinion of Seller, appropriate to comply with applicable law and Purchaser shall receive a return of the Earnest Money Deposit.
Section 7.4    Declaration and CCR Estoppels. The Real Property may be subject to reciprocal easement agreements, covenants and other similar agreements. Seller will cooperate with Purchaser to obtain estoppel certificates (“REA and CCR Estoppels”) from the parties (other than Seller and other than any Authority) to any such agreements requested by Purchaser, provided that obtaining any REA and CCR Estoppels shall not be a condition to Purchaser’s obligation to Close, and the failure to obtain any such REA and CCR Estoppels shall not be a default by Seller hereunder.
Section 7.5
REPRESENTATIONS AND WARRANTIES
Section 7.6    Seller’s Representations and Warranties. The following constitute the sole representations and warranties of Seller with respect to the purchase and sale of the Property contemplated hereby. Subject to the limitations set forth in Article XVI of this Agreement, Seller represents and warrants to Purchaser the following as of the Effective Date:
(a)    Status. Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware, and is qualified to transact business within the State of California. Seller has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.
(b)    Authority; Enforceability. Seller has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller has been and, the performance by Seller of its obligations hereunder will be duly authorized by all necessary action on the part of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.

(c)    Non-Contravention. The execution and delivery of this Agreement by Seller and the performance by Seller of Seller’s obligations under this Agreement will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
(d)    Suits and Proceedings. As of the Effective Date, except as listed in Exhibit E, there are no legal actions, suits or similar proceedings pending and served, or To Seller’s Knowledge, threatened (in writing) against the Property, relating to the Property, or Seller’s ownership or operation of the Property, including without limitation, condemnation, takings by an Authority or similar proceedings.
(e)    Violations. To Seller’s Knowledge, Seller has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Property, or of any uncured violation under the Identified Title Documents, which would materially adversely affect the Property or use thereof.
(f)    Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Code, as amended, and the regulations promulgated thereunder.
(g)    Tenant Leases and Tenants. As of the Effective Date, the list of Tenants set forth on Exhibit F attached hereto constitutes all of the Tenants under Tenant Leases affecting the Property that were entered into by Seller and, To Seller’s Knowledge, all of the Tenants under Tenant Leases affecting the Property that were entered into prior to Seller’s acquisition of the Property. As of the Effective Date, there are no written leases or occupancy agreements affecting the Property executed by Seller or, To Seller’s Knowledge, by which Seller is bound other than the Tenant Leases listed on Exhibit F. The copies of the Tenant Leases executed by Seller that have been provided or made available to Purchaser are true, correct and complete in all material respects, and To Seller’s Knowledge the copies of the other Tenant Leases that have been provided or made available to Purchaser are true, correct and complete in all material respects. Except as disclosed on Exhibit E, Seller has not sent or received written notice of any uncured material default by any party under any Tenant Lease.
(h)    Service Contracts; Commission Agreements. As of the Effective Date, Exhibit B is a true and correct list of the Service Contracts in effect as of the date hereof and Seller has delivered or made available to Purchaser for review, true and complete copies of all Service Contracts affecting the Property, as set forth on Exhibit B. As of the Effective Date, Exhibit D is a true and correct list of the commission agreements affecting the Property in effect as of the date hereof and Seller has delivered or made available to Purchaser for review, true and complete copies of all commission agreements affecting the Property set forth on Exhibit D. Except as disclosed on Exhibit B, Seller has not received written notice of any uncured material default by any party under any Service Contract affecting the Property.
(i)    Leasing Costs. Except as set forth on Exhibit G-1 and Exhibit G-2 attached hereto, there are no unpaid Leasing Costs currently due and payable with respect to any Tenant Leases.
(j)    Available Environmental Reports. To Seller’s Knowledge, Seller has provided or made available to Purchaser the most recent third-party report commissioned by Seller that pertains to the analysis of Hazardous Substances at the Property.
(k)    Employee Matters. Seller has no employees at the Property.
(l)    Prohibited Persons. Neither Seller, nor any Affiliate of Seller nor any Person that directly or indirectly owns ten percent (10%) or more of the outstanding equity in Seller (collectively, the “Seller Persons”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Seller Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(m)    Brokers. Except for the fees and expenses payable to Eastdil Secured, which shall be payable by Seller, no broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Sale based upon arrangements made by or on behalf of Seller.
(n)    ERISA. Seller is not, and no portion of the Property constitutes the assets of, a “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations thereunder. To Seller’s Knowledge, no non-exempt prohibited transaction under Section 4975 of the Code or Section 406 of ERISA has occurred with respect to the Property during Seller’s ownership of the Property.
(o)    Personal Property. To Seller’s Knowledge, Seller has not transferred any interest in or otherwise granted any liens or encumbrances with respect to any of the Personal Property.
Section 7.7    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:
(a)    Status. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware and on or before Closing shall be qualified to do business in the State of California.

(b)    Authority; Enforceability. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to equitable principles and principles governing creditors’ rights generally.
(c)    Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
(d)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.
(e)    Prohibited Persons. Neither Purchaser, nor any Affiliate of Purchaser nor any Person that directly or indirectly owns 10% or more the outstanding equity in Purchaser (collectively, the “Purchaser Persons”), is, or has been determined by the U.S. Secretary of the Treasury to be acting on behalf of, a Blocked Person, or has otherwise been designated as a Person (i) with whom an entity organized under the laws of the United States is prohibited from entering into transactions or (ii) from whom such an entity is prohibited from receiving money or other property or interests in property, pursuant to the Executive Order or otherwise. In addition, no Purchaser Person is located in, or operating from, a country subject to U.S. economic sanctions administered by OFAC.
(f)    ERISA. Purchaser is neither an “employee benefit plan” as defined in Section 3(3) of ERISA nor a “benefit plan investor,” as defined in Section 3(42) of ERISA and 29 C.F.R. Section 2510.3-101 and Purchaser is acting for its own account in connection with the consummation of the transactions contemplated herein.
(g)    Brokers. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Sale based upon arrangements made by or on behalf of Purchaser.
ARTICLE VIII
CONDEMNATION AND CASUALTY
Section 8.1    Significant Casualty. If, prior to the Closing Date, all or any portion of the Property is destroyed or damaged by fire or other casualty, Seller will notify Purchaser of such casualty. Purchaser will have the option, in the event all or any Significant Portion of the Property is so destroyed or damaged, to terminate this Agreement in its entirety upon notice to Seller given not later than ten (10) Business Days after receipt of Seller’s notice. If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Non-Contingent Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy less any amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property (other than repairs which are the responsibility of Tenants under Tenant Leases) as reasonably estimated by Seller.
Section 8.2    Casualty of Less Than a Significant Portion. If less than a Significant Portion of the Property and the Improvements thereon are damaged as aforesaid, Purchaser shall not have the right to terminate this Agreement and Seller will not be obligated to repair such damage or destruction, but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds net of reasonable collection costs (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty (excluding any proceeds of insurance that are payable on account of any business interruption, rental insurance or similar coverage intended to compensate Seller for loss of rental or other income from the Property attributable to periods prior to the Closing), and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Non-Contingent Purchase Price, except that Purchaser will receive a credit against cash due at Closing for the amount of the deductible on such insurance policy plus the amount of any uninsured loss up to the amount of $1,000,000, less any amounts expended by Seller to collect any such insurance proceeds or to make such repairs or to remedy any unsafe conditions at the Property (other than repairs which are the responsibility of Tenants under Tenant Leases) as reasonably estimated by Seller. Notwithstanding the preceding sentence, if any such uninsured loss exceeds $1,250,000, then Purchaser shall have the right to terminate this Agreement unless Seller agrees to give Purchaser a credit at Closing for such uninsured loss in excess of $1,250,000, which Seller may do in its sole discretion. Upon any such termination, the Earnest Money Deposit will be returned to Purchaser and thereupon neither party shall have any further obligations under this Agreement, except for the Termination Surviving Obligations as applicable to such party.
Section 8.3    Condemnation of Property. If any condemnation proceedings are instituted, or written notice of intent to condemn is given, with respect to all or any portion of the Property, Seller shall promptly, upon obtaining knowledge thereof, notify Purchaser thereof (a “Taking Notice”). If the condemnation will not result in the taking of a Significant Portion of the Property, the parties shall proceed to Closing, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation and/or pay to Purchaser all such awards previously paid, less any sums reasonably expended by Seller prior to the Closing for the restoration or repair of the Property or in negotiating or collecting such condemnation awards. In the event that such condemnation will result in taking of all or any Significant Portion of the Property, Purchaser shall have the option, which shall be exercised by written notice to Seller within ten (10) Business Days after its receipt of the Taking Notice, either (i) to terminate this Agreement in its entirety in which event the Earnest Money Deposit will be returned to Purchaser upon Purchaser’s compliance with Section 4.6 and the parties shall have no further rights or obligations under this Agreement with respect to the Property (except for the Termination Surviving Obligations), or (ii) to consummate the purchase of the Property without a reduction of the Non-Contingent Purchase Price, in which event Seller shall assign or pay to Purchaser at Closing all of Seller’s right, title, and interest in any award payable on account of the condemnation proceeding and/or pay to Purchaser all such awards previously paid, less any sums reasonably expended by Seller prior to the Closing for the restoration or repair of the Property or in negotiating or collecting such condemnation awards. Failure of Purchaser to give notice of Purchaser’s election within such ten (10) Business Day period shall be deemed an election by Purchaser to consummate the purchase pursuant to subsection (ii) above.
ARTICLE IX
CLOSING
Section 9.1    Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date, TIME BEING OF THE ESSENCE, through the escrow established with the Title Company. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.
Section 9.2    Purchaser’s Closing Obligations. On or before the Deposit Time, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.4, for delivery to Seller at Closing as provided herein:
(a)    The Non-Contingent Purchase Price, after all adjustments are made at the Closing as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.4;
(b)    Four (4) counterparts of the General Conveyance, duly executed by Purchaser;
(c)    One (1) counterpart of the form of each of the Tenant Notice Letters, the Vendor Notice Letters and the REA Notice Letters, duly executed by Purchaser;
(d)    Evidence reasonably satisfactory to the Title Company that the person executing the Closing Documents on behalf of Purchaser has full right, power, and authority to do so;
(e)    An original of the Preliminary Change of Ownership Report in accordance with California Revenue and Taxation Code Section 480.3;

(f)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the “Closing Statement” as that term is defined in Section 10.4, duly executed by Purchaser; and
(g)    Such other transfer and tax forms, if any, as may be required by state and local Authorities as part of the transfer of the Property.
Section 9.3    Seller’s Closing Obligations. Seller, at its sole cost and expense, will deliver (i) the following items (a), (b), (c), (d), (e), (f), (j), (k), (l) and (m) in escrow with the Title Company pursuant to Section 4.4 on or before the Deposit Time, and (ii) upon receipt of the Non-Contingent Purchase Price, Seller shall deliver items (g), (h) and (i) to Purchaser at the Property:
(a)    A Grant Deed substantially in the form attached hereto as Exhibit I, duly executed and acknowledged by Seller (the “Deed”), which Deed shall be delivered to Purchaser by the Title Company agreeing to cause same to be recorded in the Official Records, along with a separate unrecorded statement of documentary transfer tax duly executed by Seller and attached to the Deed;
(b)    Four (4) counterparts of the General Conveyance, Bill of Sale, Assignment and Assumption substantially in the form attached hereto as Exhibit H (the “General Conveyance”), duly executed by Seller;
(c)    One (1) counterpart of the form of each of the Tenant Notice Letters, the Vendor Notice Letters and the REA Notice Letters, duly executed by Seller;
(d)    Evidence reasonably satisfactory to the Title Company that the person executing the Closing Documents on behalf of Seller has full right, power and authority to do so, and evidence that Seller is duly organized and authorized to execute this Agreement and all other documents required to be executed by Seller hereunder;
(e)    A certificate in the form attached hereto as Exhibit J (“Non-Foreign Entity Certification”) from Seller certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
(f)    The Tenant Deposits, as part of an adjustment to the Non-Contingent Purchase Price. With respect to those Tenant Leases for which Seller or its lender are holding letters of credit as security deposits, there shall not be any credit to, or adjustment in, the Non-Contingent Purchase Price, and Seller shall deliver such original letters of credit to Purchaser at Closing, together with all necessary executed original transfer documentation, so that Purchaser and the applicable Tenants can arrange to have the letters of credit reissued in favor of, or endorsed to, Purchaser. Seller agrees to cooperate with Purchaser post-Closing in connection with the reissuance or endorsement of any letters of credit and act at the reasonable discretion of Purchaser with respect thereto, until the letters of credit are re-issued or endorsed to Purchaser, provided Purchaser shall pay all transfer and/or other fees relating to such transfers of letters of credit unless the same shall be the responsibility of the applicable Tenant;

(g)    The Personal Property;
(h)    All original Licenses and Permits, Service Contracts and Tenant Leases in Seller’s possession and control;
(i)    All keys to the Improvements which are in Seller’s possession;
(j)    Such other transfer and tax forms, if any, as may be required by state and local Authorities as part of the transfer of the Property;
(k)    A Withholding Exemption Certificate, Form 593-C, or in the event that Seller is a non-California resident, a certificate issued by the California Franchise Tax Board, pursuant to Revenue and Taxation Code Sections 18805 and 26131, stating either the amount of withholding required from Seller’s proceeds or that Seller is exempt from such withholding requirement (the “Form 593”) duly executed by Seller;
(l)    If required by the Title Company, an owner’s affidavit or certificate to facilitate the issuance of any title insurance sought by Purchaser in accordance with the terms hereof in connection with the transactions contemplated hereby (provided the same does not increase in any material respect the liability of Seller in a manner not otherwise provided for herein); and
(m)    Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement, including, without limitation, the Closing Statement duly executed and delivered by Seller (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).
Section 9.4    Prorations.
(a)    Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments for the year in which Closing occurs, utility bills (except as hereinafter provided), collected Rentals (subject to the terms of (b) below) and operating expenses payable by the owner of the Property (on the basis of a 365 day year, actual days elapsed). Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld) two (2) days prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Non-Contingent Purchase Price at the Closing. If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums (except to the extent covered by the proration of Operating Expense Recoveries), and Seller’s insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills (except to the extent covered by the proration of Operating Expense Recoveries). Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items shall be made by Purchaser and Seller on or before the last day of the Survival Period (herein, the “Final Proration Date”). The provisions of this Section 10.4 (excluding subsection (e) which is governed by Section 3.2 above), will survive the Closing until the Final Proration Date, and in the event any items subject to proration hereunder are discovered prior to the Final Proration Date, the same shall be promptly prorated by the parties in accordance with the terms of this Section 10.4.
(b)    Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to and collected by Seller and attributable to any period following the Closing Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals, if any, received by Seller after Closing and properly attributable to any period following the Closing Time. “Rentals” includes fixed monthly rentals, parking rentals and charges, additional rentals, percentage rentals, escalation rentals (which include such Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Tenant Lease, to the extent the same exceeds any expense stop specified in such Tenant Lease), retroactive rentals, administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable to Seller under the Tenant Lease or from other occupants or users of the Property, excluding specific tenant billings which are governed by Section 10.4(d). Rentals are “Delinquent” if they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. Until the end of the Survival Period, Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Seller by Tenants of the Property. Seller shall have the right to pursue Delinquent Rentals after Closing as more specifically set forth below. With respect to any Delinquent Rentals received by Purchaser within the Survival Period, Purchaser shall pay to Seller any rent or payment actually collected during the Survival Period properly attributable to the period prior to the Closing Time. All sums collected by Purchaser during the Survival Period from such Tenant (excluding Tenant payments for Operating Expense

Recoveries attributable to the period prior to the Closing Time and tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below, all of which shall be payable to and belong to Seller in all events, notwithstanding anything herein to the contrary) will be applied first to amounts currently owed by such Tenant to Purchaser (including Delinquent Rentals attributable to the period after the Closing Time), then any collection costs of Purchaser related to such Tenant, and then to prior delinquencies owed by Tenant to Seller. Seller shall be entitled to institute legal actions to pursue Delinquent Rental after Closing, but in no event shall Seller be permitted to institute eviction proceedings against any Tenant. Any sums collected by Purchaser and due to Seller will be promptly remitted to Seller, and any sums collected by Seller and due to Purchaser will be promptly remitted to Purchaser.
(c)    Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges for operating expenses and taxes (collectively, “Operating Expense Recoveries”) for calendar year 2018. If less amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2018 than would have been owed by Tenants under the Tenant Leases if the reconciliations under such Tenant Leases were completed as of the Closing Time based on the operating expenses incurred by Seller for calendar year 2018 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Purchaser will pay such difference to Seller on or before the Final Proration Date. If more amounts have been collected from Tenants for Operating Expense Recoveries for calendar year 2018 than would have been owed by Tenants under the Tenant Leases if the reconciliations under the Tenant Leases were completed as of the Closing Time based on the operating expenses incurred by Seller for calendar year 2018 up to the Closing Time (as prorated pursuant to Section 10.4(a) above), Seller will pay to Purchaser such excess collected amount on or before the Final Proration Date. Purchaser and Seller agree that such proration of Operating Expense Recoveries at Closing for calendar year 2018 (and payment of any excess collected amount on or before the Final Proration Date) will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters subject to Seller’s and Purchaser’s right and obligation to finalize prorations prior to the Final Proration Date, solely to make adjustments necessary to the extent estimates used in the calculation of such reconciliation at Closing differ from actual bills received after Closing for those items covered by such reconciliation at Closing or to correct any errors. In this regard, subject to Section 10.4(b) dealing with Delinquent Rentals, the foregoing proration will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters and Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expense Recoveries for calendar year 2018 for periods before and after Closing, and (ii) reimbursing Tenants for amounts attributable to Operating Expense Recoveries for calendar year 2018, as may be necessary based on annual reconciliations for Operating Expense Recoveries for such calendar year.
(d)    With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by Purchaser or Seller after the Closing Time but expressly state they are for such specific services rendered by Seller or its property manager prior to the Closing Time, Purchaser shall cause such collected amounts to be paid to Seller, or Seller may retain such payment if such payment is received by Seller after the Closing Time.
(e)    (i) Seller shall pay those Leasing Costs incurred in connection with any Tenant Lease space in the Property, or any amendment or supplement thereto, entered into prior to the Effective Date, but only to the extent identified on Exhibit G-1 attached hereto to the extent unpaid as of the Closing Date (“Seller Leasing Costs”), but expressly excluding the Leasing Costs described in Exhibit G-2 attached hereto; (ii) Purchaser will be solely responsible for and shall pay all Leasing Costs (“New Tenant Costs”) incurred or to be incurred in connection with any new Tenant Lease, or the renewal, expansion, or modification of any Tenant Lease executed on or after the Effective Date (the terms of which have been approved, if applicable, by Purchaser in accordance with Section 7.1(d)) plus the Leasing Costs identified on Exhibit G-2 (“Purchaser Leasing Costs”); (iii) to the extent Seller Leasing Costs described in clause (i) above remain unpaid as of Closing, Purchaser shall receive a credit from Seller therefor at Closing and Purchaser shall be responsible after Closing for paying any Leasing Costs for which Purchaser received such a credit; (iv) to the extent Purchaser Leasing Costs described in clause (ii) above have been paid by Seller, Seller shall receive a credit from Purchaser therefor at Closing; and (v) Purchaser will be solely responsible for and shall pay all New Tenant Costs and all other Leasing Costs (whether arising before or after Closing).
Section 9.5    Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements, subject to the Tenant Leases and the Permitted Exceptions.
Section 9.6    Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:
(a)    Purchaser will pay (i) except as provided in Section 10.6(b)(i) below, all premium costs for obtaining the Title Policy, (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements or deletions, (iii) Purchaser’s attorney’s fees, (iv) 1/2 of all of the Title Company’s escrow and closing fees, if any, (v) the costs of any update, modification, or recertification of the Survey, and (vi) any mortgage recording tax or recording fees.
(b)    Seller will pay (i) the premium attributable to the ALTA Standard Coverage portion of the Title Policy, (ii) the cost of the Survey, (iii) 1/2 of all of the Title Company’s escrow and closing fees, (iv) Seller’s attorneys’ fees, (v) all transfer, documentary and recording fees and/or charges imposed by any governmental entities with respect to the transaction contemplated by this Agreement, and (v) prepayment penalties or premiums incurred by Seller with respect to prepaying the Property’s existing mortgage indebtedness at Closing (if any).
(c)    Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in the county in which the Real Property is located.

(d)    If the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.
Section 9.7    Post Closing Delivery of Notice Letters.
(a)    Seller shall prepare a written notice to each Tenant, to be executed by Purchaser and Seller (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letters”). The Tenant Notice Letters shall be executed in counterparts and deposited in escrow with the title company by Seller and Purchaser on or before the Deposit Time as provided in Section 10.2(c) and Section 10.3(c), respectively. Purchaser will deliver to each Tenant (via messenger or certified mail, return receipt requested) such written notice promptly after the Closing. Purchaser shall provide to Seller a copy of each Tenant Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available.
(b)    Purchaser shall prepare a written notice to each vendor under each Service Contract assumed by Purchaser at Closing, to be executed by Purchaser and Seller (i) acknowledging the sale of the Property to Purchaser, and (ii) indicating that invoices should thereafter be sent to Purchaser and giving instructions therefor (the “Vendor Notice Letters”). Seller shall provide Purchaser with any information reasonably required for the preparation of the Vendor Notice Letters. The Vendor Notice Letters shall be executed in counterparts and deposited in escrow with the title company by Seller and Purchaser on or before the Deposit Time as provided in Section 10.2(c) and Section 10.3(c), respectively. Purchaser will deliver to each Vendor under each assumed Service Contract (via messenger or certified mail, return receipt requested) such written notice promptly after the Closing. Purchaser shall provide to Seller a copy of each Vendor Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available.
(c)    Immediately following Closing, Seller shall prepare a written notice executed by Purchaser and Seller to each party required to receive notice under any REAs, covenants and CC&Rs (via messenger or certified mail, return receipt requested) (i) acknowledging the sale of the Property to Purchaser, and (ii) acknowledging that Purchaser has assumed Seller’s obligations under the operative document (the “REA Notice Letters”). Purchaser will deliver each REA Notice Letter promptly after the receipt of same from Seller. Purchaser shall provide to Seller a copy of each REA Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available.
Section 9.8    General Conditions Precedent to Purchaser’s Obligations Regarding the Closing. The obligation of Purchaser to close the transaction hereunder shall be conditioned upon the satisfaction of the following conditions, any of which may be waived by written notice from Purchaser to Seller:

(a)    Seller shall have performed or complied in all material respects with all of the obligations of Seller set forth in Section 10.3 as of the Closing Date;
(b)    The Title Company shall be irrevocably committed to issue the Title Policy as provided in Section 6.3;
(c)    Purchaser shall have received the Acceptable Estoppel Certificates from each of the Major Tenants to the extent required under Section 7.2; and
(d)    Subject to Section 10.9, each of the representations and warranties of Seller contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material” therein) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except with respect to Authorized Qualifications and Immaterial Events.
The term “Authorized Qualifications” shall mean any qualifications to the representations and warranties made by Seller in Section 8.1 to reflect (i) new Tenant Leases, Tenant Lease amendments, new Service Contracts, and/or Service Contract amendments, executed by Seller in accordance with this Agreement, (ii) any action taken by Seller in accordance with any Tenant Leases, Service Contracts, or Permitted Exceptions not prohibited by this Agreement, and (iii) a Tenant Lease default or a Tenant insolvency occurring after the Effective Date. The term “Immaterial Events” shall mean facts or events, including, without limitation, the receipt by Seller of a written notice of violation of a Governmental Regulation, that do not result in a loss of value, damage, claim or expense in excess of $250,000. Authorized Qualifications and Immaterial Events shall not constitute a default by Seller or a failure of a condition precedent to Closing.
Section 9.9    Breaches of Seller’s Representations Prior to Closing.
(a)    If, prior to the Closing, there occurs or exists a breach of a representation or warranty of Seller that in the aggregate with all other such breaches has the effect of constituting Authorized Qualifications and/or Immaterial Events, then Purchaser shall have no remedy therefor and must proceed to the Closing with no adjustment of the Non-Contingent Purchase Price and Seller shall have no liability therefor. If, prior to the Closing, a breach (which is not the result of an Authorized Qualification or an Immaterial Event) occurs for which the damage from all Claims for such breaches is or may reasonably be expected to be greater than $250,000 (“Material Breach”), then Purchaser may, as its sole and exclusive remedy, upon the delivery of written notice of such breach to Seller either (i) proceed to close the purchase of the Property without adjustment of the Non-Contingent Purchase Price on account of such asserted breach (and with no liability to Seller) and waive any claims against Seller for such Claims with respect to such breach or (ii) terminate this Agreement by the giving of the written notice to Seller of same, in which event this Agreement will terminate as of the expiration of the Termination Nullification Period if Seller doesn’t deliver a Termination Nullification Notice, in which case the Earnest Money

Deposit shall be returned to Purchaser, provided, if Purchaser does not exercise its right to terminate this Agreement on or before the earlier of (1) Closing or (2) the date that is five (5) Business Days after Purchaser becomes aware of such facts or events, then Purchaser shall be deemed to have elected to waive the condition and proceed to Closing.
(b)    Notwithstanding Section 10.9(a), if Purchaser has elected to terminate this Agreement, Seller may nullify such termination within ten (10) Business Days after receipt by Seller of such notice from Purchaser (or the earlier of the Closing Date) electing to terminate this Agreement (the “Termination Nullification Period”) by (x) delivering to Purchaser a notice nullifying such termination (a “Termination Nullification Notice”) and (y) either (1) crediting the Non-Contingent Purchase Price in the amount of the alleged Claims (the “Material Breach Credit”), in which event Purchaser shall be required to purchase the Property without further adjustment to the Non-Contingent Purchase Price under this Section 10.9 or (2) if Seller disputes that Purchaser is entitled to terminate this Agreement under this Section 10.9 because Seller asserts that either (I) no such breach has occurred or exists, (II) the asserted breach is not a Material Breach and/or (III) the amount of the alleged Claims exceeds the diminution in the value of the Property or other loss, damage, cost or expense directly resulting from such breach (a “Claim Dispute”), Seller may deliver a Claims Dispute Notice (as defined below) and deposit with Title Company upon Closing as described in Section 10.9(c) below, an amount equal to the Material Breach Credit, in which event Purchaser shall be required to close the purchase of the Property without further adjustment of the Non-Contingent Purchase Price, and such dispute shall be resolved after Closing pursuant to Section 10.9(d) below. Notwithstanding the foregoing, Seller shall not have the right to give a Termination Nullification Notice if the total amount of all alleged Claims exceed $3,000,000 (in Purchaser’s good faith and reasonable estimate).
(c)    If, prior to the Closing, Purchaser serves a notice of a Claim asserting a Material Breach and Seller has given a Termination Nullification Notice in accordance with Section 10.9(b), Seller may dispute such notice of a Claim by delivering written notice to Purchaser in the manner herein provided (a “Claim Dispute Notice”). A Claim Dispute Notice shall be given at or prior to the Closing. If Seller has given a Termination Nullification Notice but does not deliver a Claim Dispute Notice, then the parties shall proceed with the Closing as described in Section 10.9(b) and the Non-Contingent Purchase Price shall be reduced by the Material Breach Credit; provided that Seller shall not be obligated to deposit any amounts with the Title Company at the Closing. If Seller has given a Termination Nullification Notice and delivers a Claim Dispute Notice, then Seller shall deposit with Title Company at the Closing an amount equal to the Material Breach Credit (the “Escrow Funds”), to be held in escrow pending a resolution of the Claim Dispute by the Arbiter in accordance with the terms set forth in an escrow agreement to be entered into by the parties at the Closing (the form of which to be reasonably agreed by the parties), until the earlier to occur of (i) written agreement of Seller and Purchaser with respect to the disposition of the Escrow Funds, or (ii) a resolution of the Claim Dispute made by the Arbiter pursuant to Section 10.9(d) below. Seller may direct that a portion of the Non-Contingent Purchase Price to be paid at Closing be paid to Title Company to serve as the Escrow Funds. Provided

Seller has deposited the Escrow Funds with Title Company pending resolution of the Claim Dispute as hereinabove provided, Purchaser shall be required to close title to the Property without adjustment of the Non-Contingent Purchase Price on account of the breach in the Claim Dispute.
(d)    The Claim Dispute as set forth in Seller’s Claim Dispute Notice shall be resolved by the arbitration procedure set forth below. Seller shall within ten (10) Business Days after the Closing submit in writing to Purchaser (i) the amount, if any, by which Seller believes the total value of the Property has been diminished or such other loss, damage, cost or expense by reason of the breach claimed by Purchaser (“Seller’s Claimed Damage”) or (ii) that Seller believes no reduction of the value of the Property or such other loss, damage, cost or expense has occurred. The parties shall attempt in good faith to agree upon an individual acceptable to each party to act as arbiter (the “Arbiter”) of the Claim Dispute. If, after expiration of twenty (20) days following Seller’s delivery of a Claim Dispute Notice, the parties are unable to agree upon the selection of the Arbiter, either party may request that an office of the American Arbitration Association in the city and/or county in which the Property is located select a retired jurist or other individual having substantial experience in dispute resolution of commercial real estate matters (who is impartial and has no existing or historical personal or professional relationship with Seller, Purchaser or their respective affiliates) to act as Arbiter. Except to the extent otherwise specifically provided herein, such arbitration shall be conducted in accordance with the Real Estate Industry Rules of the American Arbitration Association. Within ten (10) days after selection of an Arbiter, each party shall deliver to the Arbiter all instruments, documents and other materials forming the basis for the existence or non-existence of a breach or the calculation of the amount of the Claims alleged by Purchaser (“Purchaser’s Claimed Damage”) or Seller’s Claimed Damage, as applicable. Within twenty (20) days of receipt of the submission of such documents and other instruments from both Seller and Purchaser, the Arbiter shall determine whether (x) such a breach has occurred, (y) if so, whether the same constitutes a Material Breach and (z) if a Material Breach has occurred, which of the Purchaser’s Claimed Damage or Seller’s Claimed Damage most closely reflects the actual diminution, if any, in the value of the Property resulting from the Material Breach found to exist. If the Arbiter determines that a Material Breach has occurred, the Arbiter shall have no authority to select an amount which is not either the Purchaser’s Claimed Damage or Seller’s Claimed Damage (the amount actually selected by the Arbiter whether none (if no Material Breach occurred), the Purchaser’s Claimed Damage or the Seller’s Claimed Damage is hereinafter referred to as the “Final Damage”). If the determination of the Arbiter hereunder is that there did not occur a Material Breach, the entire amount of the Escrow Funds shall be paid to Seller in accordance with the Escrow Agreement. If the determination by the Arbiter is that a Material Breach exists and the Arbiter selects (1) the Purchaser’s Claimed Damage, then the Escrow Funds shall be paid to the Purchaser in accordance with the Escrow Agreement or (2) Seller’s Claimed Damage, then a portion of the Escrow Funds in the amount of Seller’s Claimed Damages shall be paid to the Purchaser and the balance of the Escrow Funds shall be paid to Seller, in each case in accordance with the escrow agreement to be agreed by the parties. The determination of the Arbiter hereunder shall be final and binding in all respects against all parties to this Agreement. Purchaser shall in no event be entitled to a credit or any other recourse against Seller for any sum in excess of the Escrow Funds with respect to any Material Breach. The costs and expenses of arbitration hereunder (including the fees and disbursements of the Arbiter) shall be paid by the party whose calculation of diminution in value of the Property resulting from the subject breach shall not have been selected, (i.e. if the Arbiter finds in favor of Seller’s Claimed Damage, Purchaser shall pay the arbitration costs and if the Arbiter finds in favor of the Purchaser’s Claimed Damage, Seller shall pay the arbitration costs), or if the dispute is as to the existence of such a breach, such costs shall be paid by the losing party. Notwithstanding the foregoing, if interim payments are required to be made on account of such costs prior to the determination by the Arbiter, such interim payments shall be funded equally by Seller and Purchaser, subject to reimbursement of the prevailing party by the losing party upon the Arbiter’s final determination hereunder.
(e)    Notwithstanding anything to the contrary herein contained, from and after the date of Closing, with respect to any asserted breach of Seller’s representations and warranties, Seller shall have no liability to Purchaser with respect to such breach if Purchaser has received a credit against the Non-Contingent Purchase Price with respect to such breach whether pursuant to this Section 10.9 above or otherwise, or there is pending a Claim Dispute with respect to such breach in respect of which there have been deposited Escrow Funds pursuant to this Section 10.9 on account of such asserted breach (except, in the case of such a Claim Dispute, for the Purchaser’s Claimed Damage or Seller’s Claimed Damage as determined pursuant Section 10.9(d)).
Section 9.10    General Conditions Precedent to Seller’s Obligations Regarding the Closing. The obligation of Seller to close the transaction hereunder shall be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Seller to Purchaser:
(a)    Purchaser shall have performed or complied in all material respects with all of the covenants and obligations of Purchaser set forth in Section 10.2, as of the Closing Date; and
(b)    The representations and warranties of Purchaser made in Section 8.2 shall be true and correct in all material respects.
Section 9.11    Failure of Condition. If any condition precedent to Seller’s obligation to effect the Closing (as set forth in Section 10.10) is not satisfied by the Closing Date, then Seller shall be entitled to terminate this Agreement by notice thereof to Purchaser and the Title Company. If any condition precedent to Purchaser’s obligation to effect the Closing (as set forth in Section 10.8) is not satisfied by the Closing Date, subject to Section 10.9, then Purchaser shall be entitled to terminate this Agreement by notice thereof to Seller and the Title Company. If this Agreement is so terminated, then Purchaser shall be entitled to receive the Earnest Money Deposit and no party shall have any further obligations hereunder, except for Termination Surviving Obligations, provided that, notwithstanding the foregoing, if the applicable conditions precedent are not satisfied due to a default by Seller or Purchaser hereunder, then Article XIII shall govern and this Section 10.11 shall not apply.

ARTICLE X
BROKERAGE
Section 10.1    Brokers. Seller agrees to pay to Eastdil Secured (“Broker”) a real estate commission at Closing (but only in the event of Closing in strict compliance with this Agreement) pursuant to a separate agreement. Purchaser and Seller will indemnify, defend and hold the other party harmless from any brokerage or finder’s fee or commission claimed by any person asserting its entitlement thereto at the alleged instigation of the indemnifying party for or on account of this Agreement or the transactions contemplated hereby.
ARTICLE XI
CONFIDENTIALITY
Section 11.1    Confidentiality. Seller and Purchaser each expressly acknowledges and agrees that, unless and until the Closing occurs, this Agreement, the transactions contemplated by this Agreement, and the terms, conditions, and negotiations concerning the same will be held in confidence by Purchaser and will not be disclosed by Purchaser except to its respective legal counsel, accountants, consultants, officers, investors, clients, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder or as otherwise required by applicable law. Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons other than those described above without the prior written consent of Seller. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to advice of counsel; provided, however, in the event such disclosure is required pursuant to a subpoena or court order, the applicable party shall promptly notify the other party thereof so that the other party may seek a protective order, waive compliance with this Article XII, and/or take any other action mutually agreed upon by the parties. Notwithstanding the foregoing to the contrary, Purchaser acknowledges and agrees that Seller, and entities which directly or indirectly own the equity interests in Seller, may disclose in press releases, SEC and other filings and governmental authorities, financial statements and/or other communications such information regarding the transactions contemplated hereby and any such information relating to the sale of the Property as may be necessary or advisable under federal or state securities law, rules or regulations (including U.S. Securities and Exchange Commission (“SEC”) rules and regulations), “generally accepted accounting principles” or other accounting rules or procedures or in accordance with Seller and such direct or indirect owners’ prior custom, practice or procedure. One or more of such owners will be required to publicly disclose the possible transactions contemplated hereby and file this Agreement with the SEC promptly after the execution of the same by both parties or as sooner required by law. The provisions of this Article XII will survive any termination of this Agreement. Without limiting the generality of the foregoing, Seller and Purchaser each agree, on their own behalf and on behalf of their respective agents and representatives, not to issue any press release or make any other public statement concerning the transaction contemplated by this Agreement without the prior written approval of the other party. Without limiting the generality of the foregoing, Seller agrees to inform its broker, Eastdil Secured, of the provisions of this Section 12.1 and shall not consent to any disclosures by such broker contrary to the provisions of this Section 12.1 without in each instance Purchaser’s prior written consent.
ARTICLE XII
REMEDIES
Section 12.1    Default by Seller. If Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser’s sole and exclusive remedy, elect by written notice to Seller within five (5) days following the scheduled Closing Date, (a) to terminate this Agreement, in which event Purchaser will receive from the Title Company the Earnest Money Deposit and, if such default arises from Seller’s willful breach of this Agreement or intentional misrepresentation, reimbursement of Purchaser’s out-of-pocket costs and expenses incurred in connection with the transaction contemplated by this Agreement, in an amount not to exceed $200,000.00, and Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, or (b) pursue specific performance of this Agreement, so long as any action or proceeding commenced by Purchaser against Seller shall be filed and served within thirty (30) days of the scheduled Closing Date, and, in either event, Purchaser hereby waives all other remedies, including without limitation, any claim against Seller for damages of any type or kind including, without limitation, consequential or punitive damages. Unless otherwise expressly required pursuant to this Agreement, in no event shall Seller be obligated to undertake any of the following (i) change the condition of the Property or restore the same after any fire or casualty; (ii) expend money or post a bond to remove or insure over anything other than a Must-Cure Matter or to correct any matter shown on a survey of the Property; (iii) secure any permit, approval, or consent with respect to the Property or Seller’s conveyance thereof; or (iv) expend any money to repair, improve or alter the Improvements or any portion thereof. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination, subject to the terms and provisions of this Agreement.
Section 12.2    DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN (TIME BEING OF THE ESSENCE) BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (i) AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, AND (ii) THE TITLE COMPANY SHALL PAY THE EARNEST MONEY DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, TO SELLER AND WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES

FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 HEREIN WILL LIMIT SELLER’S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS AFTER CLOSING OR THE TERMINATION SURVIVING OBLIGATIONS AFTER TERMINATION.
THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.
SELLER’S INITIALS: _______         PURCHASER’S INITIALS: _______
Section 12.3    Consequential and Punitive Damages. Seller and Purchaser each waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement (it being understood that Seller and Purchaser each have waived the right to obtain incidental, special, exemplary or consequential damages in connection with any default of Purchaser or Seller respectively, or otherwise, which, in the case of Purchaser, include, without limitation, loss of profits or inability to secure lenders, investors or buyers).
ARTICLE XIII
NOTICES
Section 13.1    Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) electronic mail (received upon electronic confirmation of delivery), in each of the foregoing cases sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of electronic mail transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

To Purchaser:
HART CAMPUS PLAYA VISTA LLC

c/o Heitman Capital Management LLC

191 North Wacker Drive, Suite 2500
Chicago, Illinois 60606

Attn: Thomas P. Kelly

Email: Thomas.Kelly@heitman.com
with copy to:
FisherBroyles LLP

350 North Orleans, Suite 9000N

Chicago, Illinois 60654

Attn: Richard P. Blessen

Email: richard.blessen@fisherbroyles.com

To Seller:	HINES GLOBAL REIT CAMPUS PLAYA VISTA LP
c/o Hines Global REIT Advisors Limited Partnership
2800 Post Oak Boulevard, Suite 4800
Houston, Texas 77056
Attn: Kevin McMeans
Email: kevin.mcmeans@hines.com
with copy to:    HINES GLOBAL REIT CAMPUS PLAYA VISTA LP

            c/o Hines Global REIT Advisors Limited Partnership

            2800 Post Oak Boulevard, Suite 4800

            Houston, Texas 77056

            Attn: Jason P. Maxwell – General Counsel
Email: jason.maxwell@hines.com
with copy to:    Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attn:    Connie Simmons Taylor
Email:    connie.simmons.taylor@bakerbotts.com

ARTICLE XIV
ASSIGNMENT AND BINDING EFFECT
Section 14.1    Assignment; Binding Effect. Purchaser will not have the right to assign this Agreement without Seller’s prior written consent, to be given or withheld in Seller’s sole and absolute discretion. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to a wholly-owned and controlled Affiliate of Purchaser without the consent of Seller, provided that any such assignment does not relieve Purchaser of its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.
ARTICLE XV
LIMITATIONS ON SURVIVAL AND LIABILITY
Section 15.1    Survival of Representations, Warranties and Covenants.
(a)    Notwithstanding anything to the contrary contained in this Agreement, the representations, warranties and covenants of Seller set forth in this Agreement and Seller’s liability under any provision of this Agreement and under any Closing Document, will survive the Closing only until the end of the Survival Period. Notwithstanding the immediately preceding sentence or any other provision herein to the contrary, if Seller obtains an estoppel certificate meeting the requirements of Section 7.2 hereof from a Tenant before or after Closing, then all representations and warranties made by Seller that are covered in such estoppel certificate shall be null and void, and Purchaser shall accept such estoppel certificate in its place. Purchaser shall not have any right to bring any action against Seller as a result of (i) any untruth, inaccuracy or breach of such representations, warranties, or covenants under this Agreement or any Closing Document, or (ii) the failure of Seller to perform its obligations under any other provision of this Agreement or under any other document or agreement executed in connection with this Agreement, including all documents and agreements executed at Closing (“Closing Documents”), (x) unless Purchaser has delivered written notice of such untruth, inaccuracy, breach or failure within the Survival Period, and (y) unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches and failures exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). In addition, in no event will Seller’s liability for all such untruths, inaccuracies, breaches, and/or failures under Section 8.1, any other provision of this Agreement or under any Closing Documents exceed, in the aggregate one percent (1%) of the Purchase Price.
(b)    Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Purchaser has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Purchaser obtains actual knowledge (from whatever source, including, without limitation, any tenant estoppel certificates, as a result of Purchaser’s review of the Due Diligence Items and its due diligence tests, investigations and inspections of the Property, or written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s representations, warranties or covenants, or agreements herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.
(c)    Subject to Sections 16.1(a) and 16.1(b), the Closing Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement will not survive the Closing Date but will be merged into the Closing Documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement.
(d)    The limitations on Seller’s liability contained in this Article XVI are in addition to, and not limitation of, any limitation on liability provided elsewhere in this Agreement or by law or any other contract, agreement or instrument.
ARTICLE XVI
MISCELLANEOUS
Section 16.1    Waivers; Amendments. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act. This Agreement may not be amended except in a writing signed by both Seller and Purchaser.
Section 16.2    Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all attorneys’ fees and costs resulting therefrom, subject, however, in the case of Seller, to the limitations set forth in Section 16.1 above. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
Section 16.3    Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof. Without limiting the foregoing, Purchaser acknowledges that Purchaser has no, and waives any, right to extend the Closing Date except as otherwise specifically set forth in this Agreement.
Section 16.4    Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.
Section 16.5    Counterparts; Electronic Signatures Binding. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original, faxed or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures shall be legally binding upon the party sending the signature by such electronic means immediately upon being sent by such party.
Section 16.6    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Without limiting the foregoing, if the limitation on the time period for bringing claims being limited to the Survival Period is held by a court to be unenforceable, Purchaser and Seller hereby agree that the applicable limitations period for bringing claims under this Agreement shall be reduced to the shortest period permitted under applicable law. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 16.7    Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings (oral or written) with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
Section 16.8    Governing Law and Venue. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ANY ACTION IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE STATE OR FEDERAL COURTS THAT ARE SEATED IN LOS ANGELES, CALIFORNIA, AND THE PARTIES HEREBY CONSENT AND AGREE TO THE JURISDICTION OF SUCH COURTS.
Section 16.9    No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.
Section 16.10    Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
Section 16.11    No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
Section 16.12    Exhibits. The following exhibits are incorporated herein by reference:

Exhibit A	Legal Description
Exhibit B	Service Contracts
Exhibit C-1	Major Tenants
Exhibit C-2	Tenant Estoppel Certificate
Exhibit D	Commission Agreements
Exhibit E	Lawsuits, Default Notices, Notices of Violations, Condemnations
Exhibit F	List of Tenants and Tenant Leases
Exhibit G-1	Seller Leasing Costs
Exhibit G-2	Purchaser Leasing Costs
Exhibit H	General Conveyance, Bill of Sale, Assignment and Assumption
Exhibit I	Deed
Exhibit J	Non-Foreign Entity Certification
Exhibit K	Must-Cure Matters
Exhibit L	Due Diligence Items
Exhibit M	Personal Property
Section 16.13    No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

Section 16.14    Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and, to the extent applicable, the Title Company and their respective permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller and, to the extent applicable, the Title Company or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.
Section 16.15    Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of Seller’s partners, members, shareholders, employees, agents, directors, officers or other owners of Seller or their respective constituent members, partners, shareholders, employees, agents, directors, officers or other owners. Seller’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller under this Agreement and the Closing Documents.
Section 16.16    Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.
PURCHASER:

HART CAMPUS PLAYA VISTA LLC,
a Delaware limited liability company

By:
Name:
Title:

SELLER:
HINES GLOBAL REIT CAMPUS PLAYA VISTA LP,
a Delaware limited partnership

By:    Hines Global REIT Campus Playa Vista GP LLC,
a Delaware limited liability company,
its general partner

By:_____________________________
Name:__________________________
Title: Manager

JOINDER BY SELLER GUARANTOR

Provided the Closing of the transaction contemplated by this Agreement occurs, the undersigned (“Seller Guarantor”) agrees to and does guaranty to HART Campus Playa Vista LLC, a Delaware limited liability company, subject to the limitations on survival and liability contained in this Agreement, Seller’s post-Closing obligations under this Agreement, including without limitation any liability relating to Seller’s breach of representation or warranty.

HINES GLOBAL REIT, INC.,
a Maryland corporation

By:    _______________________
Name:    _______________________
Title:    _______________________

JOINDER BY PURCHASER GUARANTOR

Provided the Closing of the transaction contemplated by this Agreement occurs, the undersigned (collectively, “Purchaser Guarantor”) agrees to and does guaranty to Hines Global REIT Campus Playa Vista LP, a Delaware limited partnership, the performance of Purchaser’s obligations with respect to the payment of the Contingent Purchase Price contained in Section 3.4(b) of this Agreement.

HEITMAN AMERICA REAL ESTATE TRUST, L.P.,
a Delaware limited partnership
By:    Heitman America Real Estate Trust, LLC,
a Delaware limited liability company
its general partner

By:    ____________________________
Name:        Thomas P. Kelly
Title:        Senior Vice President

HEITMAN AMERICA REAL ESTATE TRUST (PF #1), L.P.,
a Delaware limited partnership
By:    Heitman America Real Estate Trust, LLC,
a Delaware limited liability company
its general partner

By:    ____________________________
Name:        Thomas P. Kelly
Title:        Senior Vice President

JOINDER BY TITLE COMPANY
Commonwealth Land Title Insurance Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the __________ day of October, 2018, and accepts the obligations of the Title Company as set forth herein. The Title Company hereby agrees to hold and distribute the Earnest Money Deposit, when and if made, and interest thereon, and Closing proceeds in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.
COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:
Printed Name:
Title:

EXHIBIT A
LEGAL DESCRIPTION
The land referred to herein is situated in the City of Los Angeles, County of Los Angeles, State of California, and is described as follows:

PARCEL 1:

LOTS 10, 11, 12, 13, 15 AND 16 OF TRACT NO. 49104-04, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, RECORDED IN BOOK 1236, PAGES 41 TO 55, INCLUSIVE, OF MAPS, IN THE OFFICE OF THE LOS ANGELES COUNTY RECORDER.

PARCEL 2:

LOTS 106 AND 107 OF TRACT NO. 6265, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 134, PAGES 41 TO 44, INCLUSIVE, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; EXCEPT FROM SAID LOT 106, THAT PORTION THEREOF DESCRIBED AS FOLLOWS: BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID LOT; THENCE NORTHWESTERLY ALONG THE SOUTHWESTERLY LINE THEREOF TO THE MOST WESTERLY CORNER OF SAID LOT; THENCE NORTHEASTERLY ALONG THE NORTHWESTERLY LINE THEREOF 25.01 FEET; THENCE SOUTHEASTERLY IN A DIRECT LINE TO A POINT IN THE SOUTHEASTERLY LINE OF SAID LOT, DISTANT THEREON 23.79 FEET NORTHEASTERLY FROM THE MOST SOUTHERLY CORNER THEREOF; THENCE SOUTHWESTERLY ALONG THE SOUTHEASTERLY LINE TO THE POINT OF BEGINNING.

PARCEL 3:

EASEMENTS FOR VEHICULAR AND PEDESTRIAN TRAFFIC OVER PRIVATE STREETS AND WALKWAYS, MAINTENANCE AND REPAIR OF UTILITY SERVICES, DRAINAGE OF WATER, ACCESS TO PERFORM NECESSARY MAINTENANCE AND REPAIR OF IMPROVEMENTS, MINOR ENCROACHMENTS, ENVIRONMENTAL MEDIATION, ACCESS TO METHANE MONITORING EQUIPMENT AND OTHER EASEMENTS AS PROVIDED IN THAT CERTAIN AMENDED AND RESTATED DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RESERVATIONS OF EASEMENTS FOR THE CAMPUS AT PLAYA VISTA, WHICH WAS RECORDED ON JUNE 08, 2006 AS INSTRUMENT NO. 06-1258435 OF OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA, AND A SUPPLEMENTAL DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RESERVATION OF EASEMENTS RECORDED FEBRUARY 09, 2007 AS INSTRUMENT NO. 07-284590, OF OFFICIAL RECORDS, AND A SUPPLEMENTAL DECLARATION AND AMENDMENT TO SUPPLEMENTAL DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RESERVATION OF EASEMENTS FOR THE CAMPUS AT PLAYA VISTA (ASSESSMENT AREAS 2 AND 4), RECORDED NOVEMBER 21, 2008 AS INSTRUMENT NO. 20082060065, OF OFFICIAL RECORDS, AND A SUPPLEMENTAL DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RESERVATION OF EASEMENTS FOR THE CAMPUS AT PLAYA VISTA (DIVISION OF ASSESSMENT AREA 5 – PV CAMPUS JV PARCELS 1 THROUGH 5), RECORDED JANUARY 29, 2009 AS INSTRUMENT NO. 20090119281, OF OFFICIAL RECORDS AND AN AMENDMENT TO SUPPLEMENTAL DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RESERVATION OF EASEMENTS FOR THE CAMPUS AT PLAYA VISTA (DIVISION OF ASSESSMENT AREA 5 – PV CAMPUS JV PARCELS 1 THROUGH 5), RECORDED MAY 19, 2013, AS INSTRUMENT NO. 20130730594 OF OFFICIAL RECORDS.

PARCEL 4:

NON-EXCLUSIVE TEMPORARY EASEMENTS FOR VEHICULAR AND PEDESTRIAN ACCESS AS DESCRIBED, DEFINED AND LIMITED IN THE EASEMENT AGREEMENT (ACCESS) RECORDED FEBRUARY 09, 2007 AS INSTRUMENT NO. 07-284603, OF OFFICIAL RECORDS.

APN:	4211-011-027, 4211-011-028, 4211-011-029, 4211-011-030, 4211-011-031, 4211-011-032 and 4211-011-033

EXHIBIT B
SERVICE CONTRACTS

Service Type	Vendor	Contract Commencement	Contract Expiration	Cancellation Terms
Access Control / CCTV	ASSI Contract Pending
After-Hours HVAC	Genea Energy	05.01.2017	05.01.2018 Auto-Commencement of new 1 year term	30 days advanced notice
Disaster Recovery	Harbro	11.01.2016	12.01.2016 Auto-Commencement of new 1 month term	30 days advanced notice
Elevators	Fujitech America	06.01.2015	05.31.2020 Auto-Commencement of new 1 year term	30 days advanced notice (after 05.31.2020); 90 days advanced notice for Owner in the event of Property Sale, Mgmnt Change or major Elevator changes.
Energy Management	Climatech	09.01.2016	09.01.2017 Auto-Commencement of new 1 year term	30 days advanced notice
Exterior Landscaping	Oakridge Landscape	06.15.2016	06.15.2017 Auto-Commencement of new 1 year term	30 days advanced notice
Janitorial	UBM (Now Allied Janitorial Services)	02.01.2014	02.01.2015 Auto-Commencement of new 1 year term	30 days advanced notice
Methane Monitoring	Reliable Monitoring Services	09.09.2009	09.08.2010 Auto-Commencement of month to month term	30 days advanced notice
Parking	SP Plus	05.01.2015	06.01.2016 Auto-Commencement of month to month term	30 days advanced notice
Pest Control	Isotech Pest Management	11.15.2015	11.15.2016 Auto-Commencement of month to month term	30 days advanced notice
Security	UPS (Now Allied Security Services)	08.15.2014	08.15.2015 Auto-Commencement of new 1 year term	30 days advanced notice
Waste Mgmt. (Composting only)	LA City Program (Athens Services is non-contracted provider)
Waste Mgmt./Recycling	LA City Program (Athens Services is non-contracted provider)
Water Treatment	US Water Services	01.01.2017	01.01.2018 Auto-Commencement of new 1 year term	30 days advanced notice
Website	Genea Energy	04.01.2017	04.01.2018 Auto-Commencement of new 1 year term	30 days advanced notice
Window Washing Consultant	DH Charles Engineering	11.11.2013	11.11.2014 Auto-Commencement of new 1 year term	30 days advanced notice
Window Washing Equipment	Sky Rider	11.15.2017	11.15.2018 Auto-Commencement of new 1 year term	30 days advanced notice
Window Washing Service	South Shore	04.15.2014	04.15.2015	30 days advanced notice
Exterior Wood Maintenance	Duggan and Associates	01.10.2015	n/a	30 days advanced notice
Interior Wood Maintenance	SMW Restoration	01.15.2015	01.15.2016 Auto-Commencement of new 1 year term	30 days advanced notice

EXHIBIT C-1
MAJOR TENANTS
Belkin International, Inc.
USC
ICANN

EXHIBIT C-2
FORM OF TENANT ESTOPPEL CERTIFICATE
[All blanks will be completed by Seller prior to delivery of Estoppel Certificate to the Tenant.]
From:
(“Tenant”)
To:
(“Purchaser”)
and
HINES ________________________ (LANDLORD ENTITY)
Lease:        Lease dated ____________, _____ between Landlord and Tenant, covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Lease.
Premises:    Suite ______, consisting of a total of ____________ rentable square feet (as set forth in the Lease) (the “Premises”), located in the building having an address of _______________________.
Tenant hereby certifies to Landlord, Purchaser, and any lender to Purchaser as follows:
1.    Tenant is the current Tenant under the Lease. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. The Lease has not been modified, altered or amended, except by the documents listed on Annex I attached hereto.
2.    The Commencement Date of the Lease occurred on _____________, and the Expiration Date of the Lease will occur on ________________.
3.    The annual [Net Rent] [Rent] under the Lease for the current Lease Year is $_____ per square foot of net rentable area per year, or $____________ per month. [The Base Year for the Lease is _______.] Tenant is also responsible to pay, as [Additional Rent], Tenant’s [Proportionate Share of Basic Cost] (as defined in the Lease), which for the current year consists of $__________ per month for the portion of Basic Cost [in excess of the Base Year’s Basic Cost] attributable to operating expenses and real estate taxes. Tenant has fully paid all [Net Rent] [Rent], Additional Rent and other sums due and payable under the Lease on or before the date of this Certificate and Tenant has not disputed the same, nor paid any Rent more than one month in advance.
4.    Pursuant to the Lease, Tenant is entitled to the use of ___ parking spaces at the rate of $_____ per month per space; of these spaces, ____ are reserved for Tenant’s exclusive use.
5.    As of the date of this Certificate, (i) to Tenant’s knowledge, Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default, and (ii) Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.
6.    As of the date of this Certificate, to Tenant’s knowledge, Tenant has no existing defenses, offsets or credits against the payment of Rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.
7.     Except as set forth in the Lease, Tenant is not entitled to any concession, rebate, allowance, or free rent for any period after this Certificate.
8.    Tenant has accepted and is presently occupying the Premises, and, to Tenant’s knowledge, the Premises have been completed in accordance with the terms of the Lease.
9.    Tenant has no option or right of first refusal to purchase the Premises. Tenant has no right to lease additional or different space in the Property except as provided in the Lease.
10.    Tenant has paid to Landlord a security deposit in the amount of $___________. Tenant has delivered to Landlord a security deposit in the form of a letter of credit in the amount of $________.
11.    Tenant has not entered into any sublease, assignment or other agreement transferring any of its interest in the Lease or the Premises, except __________.
12.    Tenant has no right to extend the term of the Lease or expand the Premises except as provided in the Lease.
13.    Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Tenant agrees that Purchaser and its assigns (including any parties providing financing for the Property) will, and will be entitled to, rely on the truth of this Certificate.
14.    The party executing this document on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.
15.    There are no actions, whether voluntary or otherwise, pending against the Tenant or any guarantor of the Tenant’s obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any State thereof.
EXECUTED on this _____ day of ____________, 2018.
“TENANT”

By:    ____________________________________
Name:     ____________________________________
Title:     ____________________________________

EXHIBIT D
COMMISSION AGREEMENTS
Real Estate Brokerage Commission Agreement, dated as of August 7, 2018, by and between Hines Global REIT Campus Playa Vista LP and Travers Realty Corporation dba Travers Cresa

Fourth Amendment to Agreement and Escrow Instructions dated as of August 7, 2018, by and between Hines Global REIT Campus Playa Vista LP, Travers Realty Corporation dba Travers Cresa, Howard B. Feuerstein and JPMorgan Chase Bank, N.A.

EXHIBIT E
LAWSUITS, DEFAULT NOTICES, NOTICES OF VIOLATIONS, CONDEMNATIONS
None.

EXHIBIT F
LIST OF TENANTS, TENANT LEASES AND TENANT DEPOSITS

TENANT	TENANT LEASE	TENANT DEPOSIT
12045 East Waterfront Drive – Suites 100, 200 & 300: 12035 East Waterfront Drive – Suites 150, 200, 300 & 400:
Belkin International, Inc.
Office Lease dated 6/23/08
First Amendment dated 9/22/08
Second Amendment dated 6/12/09
Third Amendment dated 9/17/09
Fourth Amendment dated 12/31/10
Fifth Amendment dated 8/1/11
Sixth Amendment dated 10/8/14
Seventh Amendment dated 7/10/15
Eighth Amendment dated 7/14/16
Ninth Amendment dated 10/21/16
Rams Sublease dated 7/1/16
Storage Agreement dated 8/31/11

12045 East Waterfront Drive - Suite 400:
Playa Capital Company, LLC	Office Lease dated 4/5/13 First Amendment dated 11/17/17

12045 East Waterfront Drive - Suite 460:
J. Walter Thompson U.S.A., LLC	Office Lease dated 4/18/18	$121,572.18

12045 East Waterfront Drive - Suite 425:
Corgan Associates, Inc.	Office Lease dated 7/22/14	$24,500.00

12045 East Waterfront Drive - Suite 450:
AxEnd, Inc.	Office Lease dated 11/5/14 Soldering Letter Agreement dated 3/22/16	$96,062.46

12035 East Waterfront Drive - Suite 100:
Big Mango, Inc
Retail Lease dated 12/7/11
Extension Agreement dated 3/1/13
Second Extension Agreement dated 9/18/13
First Amendment dated 6/27/14
Second Amendment dated 6/15/15
Third Amendment dated 6/23/16
Fourth Amendment dated 7/7/17

12025 East Waterfront Drive – Suites 300, 400 &470:
Internet Corporation for Assigned Names and Numbers (ICANN)	Office Lease dated 10/12/11 First Amendment dated 2/27/13 Second Amendment dated 4/13/16 Commission Agreement dated 2/7/13

12015 East Waterfront Drive – Suites 200, 300 & 400: 12025 East Waterfront Drive – Suite 200:
University of Southern California
Office Lease dated 9/30/09
First Amendment dated 4/21/10
Second Amendment dated 1/12/11
Third Amendment dated 8/28/14
Fourth Amendment dated 11/19/15
Fifth Amendment dated 5/14/18
Original Commission Agreement dated 10/30/09
Expansion Commission Agreement dated 12/2/10
Extension Commission Letter dated 8/7/18
Original Escrow Agreement dated 10/30/09
First Amendment dated 1/12/11
Second Amendment dated 2/26/13
Third Amendment dated 5/14/13
Fourth Amendment dated 8/7/18

		TOTAL CASH $242,134.65

EXHIBIT G-1
SELLER LEASING COSTS

Campus at Playa Vista - Leasing Cost Summary

Tenant	Amount	Comments
University of Southern California:
Leasing Commissions	-	External Commission held in JPM Escrow Account in the amount of $2,054,343.84 will be transferred to buyer upon close
Tenant Improvements	309,501.00	Provided that the Condition Subsequent does not occur prior to the expiration of the Condition Subsequent Deadline (estimated 10/11/19)
Free Rent	1,578,455.10	Free rent period is from 6/1/20 through 8/31/20

Total Seller Costs:	1,887,956.10

EXHIBIT G-2
PURCHASER LEASING COSTS
None.

EXHIBIT H
GENERAL CONVEYANCE, BILL OF SALE,
ASSIGNMENT AND ASSUMPTION
HINES GLOBAL REIT CAMPUS PLAYA VISTA LP, a Delaware limited partnership (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by HART CAMPUS PLAYA VISTA LLC, a Delaware limited liability company (“Purchaser”), the receipt of which is hereby acknowledged, hereby bargains, sells, transfers, conveys and assigns to Purchaser the following described property:
(a)    Seller’s right, title, and interest in and to all equipment, appliances, tools, supplies, machinery, furnishings and other tangible personal property, attached to, appurtenant to, located in the improvements (the “Improvements”) located on the real property described on Exhibit A attached hereto and made a part hereof for all purposes (the “Real Property”) and used exclusively in connection with the ownership or operation of the Improvements (the “Personal Property”), including without limitation the items listed on Exhibit B attached hereto, but specifically excluding (i) items of personal property owned by tenants (each a “Tenant”) of the Improvements, (ii) any items of personal property owned by third parties and leased to Seller, (iii) any items of personal property owned or leased by Seller’s property manager, and (iv) all other Reserved Company Assets (as defined in the Purchase Agreement defined below);
(c)    All of Seller’s right, title and interest, as lessor, under all leases, rental agreements or occupancy agreements, and all amendments, modifications and supplements thereto (“Tenant Leases”) with the Tenants set forth on Exhibit C attached hereto;
(d)    All of Seller’s right, title, and interest under all service contracts, maintenance contracts, equipment leasing agreements, warranties, guaranties, bonds, leasing agreements, leasing commission agreements, and other contracts for the provision of labor, services, materials or supplies relating to the Real Property and Improvements set forth on Exhibit D attached hereto (the “Service Contracts”);
(e)    Any and all of Seller’s right, title and interest in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps, development rights and entitlements issued, approved or granted in connection with the Real Property and the Improvements, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Licenses and Permits”); and
(f)    Any and all of Seller’s right, title and interest in and to all assignable and transferable trade names, trademarks, logos and service marks (in each case, if any) owned by Seller and utilized by Seller solely in connection with the operation of the Real Property and Improvements (other than the names or variations thereof of Hines Interests Limited Partnership (or Hines), Seller, its affiliates, the property manager and Tenants) to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Intangible Property Rights”), excluding all Reserved Company Assets.
The Personal Property, Tenant Leases, Service Contracts, Licenses and Permits and Intangible Property Rights are hereinafter collectively referred to as the “Property.”
Seller has executed this General Conveyance, Bill of Sale, Assignment and Assumption (this “General Conveyance”) and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Property and Purchaser has accepted this General Conveyance and purchased the Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN SELLER AND PURCHASER DATED OCTOBER __, 2018, REGARDING THE PROPERTY (the “Purchase Agreement”) IT BEING THE INTENTION OF SELLER AND PURCHASER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE REAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.
Purchaser accepts the foregoing bargain, sale, transfer, conveyance and assignment and assumes and agrees to be bound by and to perform and observe (i) all of the obligations and covenants of Seller under the Service Contracts, Tenant Leases, Licenses and Permits, and Intangible Property Rights, assigned to Purchaser, which are to be performed or observed on or subsequent to the date hereof, (ii) all obligations and covenants of Seller under the Tenant Leases, Service Contracts, and the Licenses and Permits and Intangible Property Rights, assigned to Purchaser relating to the physical or environmental condition of the Real Property, Improvements and Assigned Property, regardless of whether such obligations arise before or after the date hereof, and (iii) all leasing commissions, brokerage commissions, tenant improvement allowances, legal fees and other expenditures incurred in connection with the lease of space in the Real Property and improvements (“Leasing Costs”) for which Purchaser is responsible under Section 10.4(e) of the Purchase Agreement.
To facilitate execution of this General Conveyance, this General Conveyance may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this General Conveyance, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement. The obligations of Seller under this General Conveyance are limited by the provisions of Section 16.1 of the Purchase Agreement.
EXECUTED as of the ______ day of _______________, 2018.
SELLER:

HINES GLOBAL REIT CAMPUS PLAYA VISTA LP,
a Delaware limited partnership

By:    Hines Global REIT Campus Playa Vista GP LLC,
a Delaware limited liability company,
its general partner

By:
Name:
Title:
PURCHASER:
HART CAMPUS PLAYA VISTA LLC,
a Delaware limited liability company
By:
Name:
Title:

EXHIBIT I
DEED
RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

__________________________
__________________________
__________________________
Attn:    ____________________

GRANT DEED

APN: _______________________

THE UNDERSIGNED GRANTOR(S) DECLARE(S)
DOCUMENTARY TRANSFER TAX is $_____________ CITY TAX $____________
computed on full value of property conveyed, or
computed on full value less value of liens or encumbrances remaining at time of sale,
Unincorporated area     City of_________________________________, and

FOR A FULL VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, HINES GLOBAL REIT CAMPUS PLAYA VISTA LP, a Delaware limited partnership (“Grantor”), hereby GRANTS to HART CAMPUS PLAYA VISTA LLC, a Delaware limited liability company (the “Grantee”) the following described real property in the City of Los Angeles, County of Los Angeles, State of California:

See Exhibit A attached hereto (the “Property”),

TOGETHER WITH all and singular the ways, easements, rights, privileges and appurtenances thereto or in any way appertaining, all improvements thereon and all the estate, right, title, interest and claim, either at law or in equity, of the Grantor in the said Property but expressly subject to:
Any and all liens securing payment of ad valorem taxes for the current and all subsequent years, as well as to those matters of record, or matters that could be disclosed by a visual inspection or accurate survey of the Property, as of the date hereof.
[Signature Page Follows]

EXECUTED to be effective as of the _____ day of ______, 2018
GRANTOR:
HINES GLOBAL REIT CAMPUS PLAYA VISTA LP,
a Delaware limited partnership

By:    Hines Global REIT Campus Playa Vista GP LLC,
a Delaware limited liability company,
its general partner

By:________________________
Name:______________________
Title:_______________________

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached and not the truthfulness, accuracy, or validity of that document.

STATE OF                 )
)    ss:
COUNTY OF                 )

On _________, 2018, before me, ______________________, Notary Public, personally appeared ______________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________    (Seal)

MAIL TAX STATEMENTS TO:

__________________________
__________________________
__________________________
Attn:    ____________________

EXHIBIT A TO DEED
LEGAL DESCRIPTION OF THE PROPERTY

[INSERT LEGAL DESCRIPTION]

EXHIBIT J

NON-FOREIGN ENTITY CERTIFICATION
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by HINES ________________________, a Delaware __________________, (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is _______________; and
4.    Transferor’s office address is
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard
Houston, Texas 77056
Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.
Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.
TRANSFEROR:

HINES _____________,
a Delaware ___________

By:
Name:
Title:
EXHIBIT K

MUST-CURE MATTERS

1.	Deed of Trust, Security Agreement, and Fixture Filing dated May 14, 2013, recorded under document number 2013-0730596 of the Official Records.

2.	Assignment of Leases, dated May 14, 2013, recorded under document number 2013‑0730597 of the Official Records.

3.
Any Title Matters first raised by the Title Company in any amendments to the Title Commitment, or by the surveyor in any revisions to the Updated Survey, which have arisen as a result of acts done by Seller after the Effective Date.

EXHIBIT L
DUE DILIGENCE ITEMS
1. Copies of All Existing Tenant Leases, Amendments, and Sub-leases
2. Vendor Service Contracts
3. Easement Agreements
4. Other Contracts, Agreements, and Equipment Leases
5. Licenses and Permits
6. Leasing Commission Agreements containing any future Purchaser obligations
7. Annual Operating Budget (current year)
8. Previous Five Years Annual Operating Statements for Property
9. Current Monthly and Year-to-Date Operating Statement for Property
10. Current Accounts Receivable/Delinquency Report
11. Security Deposit List
12. Current Rent Roll
13. Escalation Work Papers / CAM Reconciliation Billings
14. Utility Invoices (last 12 months)
15. Expense General Ledger (prior year and current year to date)
16. Schedule of Utility Deposits (if any)
17. Real Estate Tax Bills/Assessment Notices (current and last 3 years)
18. Tax Parcel Map
19. Tenant Credit Reports and Financial Statements (to the extent on file)
20. Schedule of Capital & Tenant Improvements
21. Schedule of Insurance Coverage
22. Insurance Claims/Loss Report (if any submitted)
23. Schedule of Employees/Positions
24. List of Personal Property Inventory
25. Vendor/Tenant Files (or made available for review on-site)
26. Correspondence/Complaint Logs/Security Reports
27. As-Built Plans and Specifications
28. Certificates of Occupancy
29. Guaranties & Warranties, unexpired
30. Existing Structural and Engineering Reports
31. Existing Seismic and/or PML Studies Report (if any)
32. Existing Environmental and/or Asbestos Reports
33. Existing Soils, Radon, and/or Geotechnical Reports (if any)
34. Ground Water Monitoring Report (if any)
35. Fire/Life Safety and Sprinkler Inspection Test Reports
36. Schedule of Current and Prior Code Violations
37. Title Commitment (current)
38. Underlying Recorded Title Documents
39. As-Built Survey
40. Union Contracts, if any
41. Construction Contracts

EXHIBIT M
PERSONAL PROPERTY
Property Equipment by Department:

Management Office:
Amount    Type
3        Monitors
1        Laptop
1        Small Refrigerator
1        Toaster Oven
1        Computer Tower
2        Phones
2        Work Stations
1        Small Table w/ Chairs
2        Office Chairs
3        Cabinets

Engineering Office:
Amount    Type
2        Computer Towers
4        Monitors
3        Printers
1        Refrigerator
1        Microwave
1        Keurig Coffee Machine
1        Server PC
1        BMS PC
2        Phones
1        Air Compressor
2        Work Stations
2        Office Chairs
2        Tables
6        Chairs
1        Tool Chest
2        Tool Carts
Multiple Engineering Tools/ Shelves/ Cabinets

Janitorial Department:
Amount    Type
2        50 ft Water Hoses
1        Leaf Blower
2        Shelves
2        Pressure Washer Guns

Security Department:
Amount    Type
4        Monitors
1        Printer
2        Phones
1        Intercom
2        Computer Towers (Security Consoles)
1        AMAG Computer Tower (Eng. Shop)
2        Office Chairs

Parking Office/Department:
Amount    Type
3        Phones
2        Printers
1        Pressure Washer
1        Computer Tower
2        Monitors
2        Credit Card Servers (AMANO)
1        Work Station
1        Filing Cabinet
1        Wall Air Conditioner
1        Storage Rack
2        Office Chairs
2        Rolling Office Stool
1        Metal Cabinet

Additional:
Amount    Type
1        Refrigerator (Break Room)
1        Toaster Oven (Break Room)
1        Microwave (Break Room)
1        5 Gallon Water Bottle Storage Rack (Break Room)
1        Cabinet (Break Room)
7        Lockers (Break Room)
1        Wall Cabinet (Break Room)
26        Chairs (Janitorial Room)
11        Tables (Janitorial Room)
2        63" Teak Tables (12045 Rooftop Patio)
4        48" Backless Teak Benches (12045 Rooftop Patio)
4        Teak Armchairs (12045 Rooftop Patio)
6        24" Square Teak Tables (Big Mango Patio)
7        39" Square Teak Tables (Big Mango Patio)
3        Patio Umbrellas
40        Teak Armchairs (Big Mango Patio)
2        Locker Rooms Benches
1        Women’s Restroom Bench (12045 4th Floor)
1        Men’s Restroom Bench (12045 4th Floor)
22        Radios
22        Radio Charging Docks
2        Golf Carts (Repairs or sale of the carts pending)